As filed with the U.S. Securities and Exchange Commission on January 23, 2007
Registration No. 333-139120

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Amendment No. 1
to
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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FOLDERA, INC.
(Name of small business issuer in its charter)

Nevada	7379	20-0375035
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

17011 Beach Blvd., Suite 1500, Huntington Beach, California 92647 (714) 766-8700

	(Address and telephone number of principal executive offices)
17011 Beach Blvd., Suite 1500, Huntington Beach, California 92647 (714) 766-8700
	(Address of principal place of business or intended principal place of business)

	Reid Dabney Senior Vice President and Chief Financial Officer Foldera, Inc. 17011 Beach Blvd., Suite 1500 Huntington Beach, California 92647 (714) 766-8700
	(Name, address and telephone number of agent for service)

	Copy to: Spencer G. Feldman, Esq. Andrew H. Abramowitz, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue - 15th Floor New York, New York 10166 Tel: (212) 801-9200; Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 23, 2007

20,810,630 Shares

Common Stock

This prospectus relates to the sale of up to 20,810,630 shares of our common stock by the selling stockholders listed in this prospectus. The shares offered by this prospectus include 9,555,386 currently outstanding shares of common stock and 11,255,244 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock. These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Pursuant to registration rights agreements with the selling stockholders relating to shares that were purchased in our August and October 2006 private placements, we are obligated to register these shares held of record and shares issuable upon exercise of the warrants. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement or lock-up agreement limiting sales. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is quoted on the OTC Bulletin Board under the symbol FDRA.OB. The high and low bid prices for shares of our common stock on January 12, 2007, were $0.76 and $0.72 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

The selling stockholders may be deemed, and any broker-dealer executing sell orders on behalf of the selling stockholders will be considered, “underwriters” within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer will be considered underwriting commissions under the Securities Act of 1933.
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An investment in these securities involves a high degree of risk.
Please carefully review the section titled “Risk Factors” beginning on page 4.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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The date of this prospectus is _____________, 2007.

In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

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TABLE OF CONTENTS

Page

Summary	1
The Offering	3
Risk Factors	4
Special Note Regarding Forward-Looking Statements	11
Where You Can Find More Information	11
Use of Proceeds	12
Market for Our Common Stock and Related Stockholder Matters	12
Management’s Discussion and Analysis or Plan of Operation	14
Business	21
Management	37
Principal Stockholders	45
Certain Relationships and Related Transactions	46
Selling Stockholders	47
Plan of Distribution	55
Description of Securities	57
Shares Eligible for Future Sale	60
Legal Matters	61
Experts	61
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	61
Index to Consolidated Financial Information	F-1

i

SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled “Risk Factors,” regarding us and the common stock being sold in this offering. Unless the context otherwise requires, “we,” “our,” “us” and similar phrases refer to Foldera, Inc., together with its wholly-owned subsidiary, Taskport, Inc. Unless otherwise indicated, all numbers pertaining to shares of our common stock reflect the 4-for-1 forward stock split that was effected on May 16, 2006.

Our Business

We have designed and developed Foldera™, our free, secure and easy-to-use service that instantly and automatically organizes workflow. Foldera combines web-based e-mail, instant messaging, document manager, task manager, calendar manager and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera has the unique ability to instantly sort and file a user’s sent and incoming e-mail, instant message dialogs, documents, tasks and events into folders, on a project-by-project basis, chronologically and in real-time. We offer our standard version Foldera service for free to individuals within small and mid-sized businesses and departments within an enterprise. It is expected that these individuals will in turn introduce Foldera to their colleagues in a viral fashion, and to their friends and families in order to better organize their day-to-day lives.

After more than four years in development, testing and feature refinement, we launched our sign-up page in mid-February 2006. Since that time, more than 16,000 businesses have expressed interest in creating over two million user seats on the free Foldera service. On June 19, 2006, we officially launched a limited beta version of our service, rolling it out to a select number of users, and have begun the process of systematically activating additional accounts to further expand our beta user group.

We intend to use the proceeds of our recent private placement, described below, to activate additional user seats and for working capital and general corporate purposes.

We intend to target small to mid-sized businesses and departments within an enterprise. We believe that our service will be especially useful to business teams that work in remote locations, away from a central office, and that collaborate on multiple projects and activities, often with people outside their business. We believe that up until now this highly desirable user group has been shut out of the market due to the high price of competing solutions.

While we have launched a limited beta version of our Foldera service, we have not yet launched our Foldera service into the general marketplace. We have not generated any revenues to date, and there can be no assurance that we will be able to successfully develop our web-based messaging and collaboration service and penetrate our target market. We sustained net losses of $3,081,878, $2,591,239 and $7,594,441 for the years ended December 31, 2005 and 2004 and the nine months ended September 30, 2006, respectively. Further, we may incur significant losses through 2006 and beyond, as we further develop and commercialize our web-based messaging and collaboration service.

About this Offering

This prospectus relates to the public offering, which is not being underwritten, of up to 20,810,630 shares of our common stock by the selling stockholders listed in this prospectus. The shares offered by this prospectus include up to 9,555,386 currently outstanding shares of our common stock and 11,255,244 shares of our common stock issuable upon exercise of warrants to purchase our common stock. These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

All of the shares of common stock being offered by this prospectus relate to 2006 private placements. We had three closings in August 2006. In the closings, which took place on August 16, 2006, August 25, 2006 and August 29, 2006, we completed a private placement to accredited investors of approximately 1,957,917 shares of our common stock, at a purchase price of $2.25 per share, for gross proceeds of $4,405,314.25. As part of the private placement, the investors were issued three-year warrants to purchase up to a maximum of 978,959 shares of our common stock, at an initial exercise price of $2.25. The parties subsequently agreed to reset the exercise price from $2.25 to $1.75 to fulfill a commitment made by us to the investors. Separately, on October 19, 2006, we completed a private placement to institutional accredited investors of approximately 4,166,667 shares of our common stock, at a purchase price of $1.08 per share, for gross proceeds of $4,500,000. As part of the private placement, the investors were issued five-year warrants to purchase up to an aggregate of 2,083,333 shares of our common stock, at an initial exercise price of $1.75. The lead investor was also issued a six-month warrant to purchase up to 3,703,704 shares of our common stock, at an initial exercise price of $1.25, and a five-year warrant to purchase up to 1,851,852 shares of our common stock, at an initial exercise price of $2.00. To fulfill a commitment made by us to the investors in our August 2006 private placement, and in consideration for the waiver and postponement by those investors of certain registration rights, we issued to those investors an aggregate of 2,121,077 additional shares of common stock and warrants to purchase an additional 1,378,960 shares of common stock at an exercise price of $1.75 per share. These securities have no further price protection or non-customary anti-dilution protection.

For a more detailed discussion regarding the August and October 2006 private placements, see the discussion under the headings “Selling Stockholders - August 2006 Private Placement” and “Selling Stockholders - October 2006 Private Placement.”

The number of shares being offered by this prospectus represents approximately 18.8% of our total outstanding common stock as of January 22, 2007. The number of shares issuable upon the exercise of warrants, which represents approximately 10.2% of our total outstanding common stock, presents dilution to our current stockholders and may have an adverse effect on the market price of our common stock.

Corporate Information and History

We were founded in December 2001 by Richard Lusk, our Chairman and Chief Executive Officer. Mr. Lusk has been the visionary force behind several software companies and was a founding shareholder of Predictive Technologies, Platform Technologies and Oanda.com. In February 2006, we completed a reverse merger into a publicly-held holding company, Expert Systems, Inc., and concurrently changed our corporate name from Taskport, Inc. to Foldera, Inc., and raised $10.6 million in two private financing transactions completed in the first quarter of 2006 and the third quarter of 2005. In May 2006, we effected a 4-for-1 forward stock split of our outstanding shares of common stock. All share amounts contained in this prospectus reflect the 4-for-1 forward stock split.

Since our business is that of Foldera only, and the former Taskport stockholders control the merged companies, the information in this prospectus for periods prior to the fiscal year ending December 31, 2006 is that of Taskport as if Taskport had been the registrant for all the periods presented in this prospectus. The section “Management’s Discussion and Analysis or Plan of Operation” and the audited consolidated financial statements presented in this prospectus are those of Taskport prior to the reverse merger, as these provide the most relevant information about us on a continuing basis.

Our principal executive offices are located at 17011 Beach Boulevard, Suite 1500, Huntington Beach, California 92647, and our telephone number at that address is (714) 766-8700. We maintain a corporate website at www.foldera.com. The contents of our website are not part of this prospectus and should not be relied upon with respect to this prospectus.

To date, we have spent a significant amount of time and money developing our collaboration software product and no revenue has been generated from operations. We anticipate this will change as we plan to release a more robust version of our product at the end of the first quarter of 2007 or early in the second quarter of 2007 with commensurate revenue being generated at that time (primarily, at least initially, through paid search). We anticipate being in a continuous beta version upgrade cycle of our product as time goes on as we receive feedback from our user base and incorporate that feedback into future versions of our software offering.

THE OFFERING

Common stock offered by the selling stockholders:

• Presently outstanding shares	9,555,386 shares

• Maximum number of shares that may be issued upon exercise of outstanding warrants	11,255,244 shares

Total	20,810,630 shares

Common stock outstanding	110,516,492 shares (1)

Use of proceeds
We will receive none of the proceeds from the sale of the shares by the selling stockholders, except cash for the warrant exercise price upon exercise of the warrants, which would be used for working capital purposes.

OTC Bulletin Board symbol	FDRA.OB

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(1)
As of January 22, 2007. Does not include shares of our common stock that are reserved for issuance pursuant to outstanding warrants and stock options, and shares available for future issuance under our 2005 Stock Option Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are in an early stage of development, have a limited operating history and have not generated any revenue to date; accordingly, investors in our common stock may lose their entire investment.

We are in the early stage of development, and have only a limited operating history on which to base an evaluation of our business and prospects. In addition, our operations and development are subject to all of the risks inherent in the growth of an early stage company, including a limited operating history. We may not succeed given the technological, marketing, strategic and competitive challenges we will face. The likelihood of our success must be considered in light of the expenses, difficulties, complications, problems, delays and inherent risks frequently encountered in connection with the growth of a new business, the continuing development of new technology and the competitive environment in which we operate. Such risks include acceptance by users in an evolving and unpredictable business environment, the lack of a well developed brand identity and the ability to bring our product to market on a timely basis. We have not generated any revenues to date, and there can be no assurance that we will be able to successfully develop our web-based messaging and collaboration service and penetrate our target market. We sustained net losses of $2,591,239, $3,081,878 and $7,594,441 for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, respectively. Further, we may incur significant losses through 2006 and beyond, as we further develop and commercialize our web-based messaging and collaboration service. We cannot assure you that we will ever generate significant revenue or have profits.

Due to our continual dependence upon outside financing, there is substantial doubt as to whether we can continue as a going concern beyond December 2007 without additional funding; in which event, we may have to curtail our operations, sell some of our assets or take actions that may dilute your financial interest.

We have an accumulated deficit of $16,411,220 at September 30, 2006. Through December 2006, we have been continually dependent upon equity injections raised through private stock offerings from non-related parties and equipment leases provided by non-related parties to finance our business operations.

We are currently seeking additional financing to meet our short-term and long-term liquidity requirements, although there can be no assurances that such financing will be available, or if available, that it will be on terms acceptable to us. The accompanying financial statements have been prepared on the basis that we will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

We have not yet launched our Foldera service into the general marketplace and there can be no assurance that our product will be accepted by the marketplace; thus, the future or our business is uncertain.

While we have launched a limited beta version of our Foldera service, we have not launched our Foldera service into the general marketplace and there can be no assurance that our product will be accepted by the marketplace. If the marketplace finds any or all of Foldera’s product undesirable, we will be required to make potentially time-consuming and costly changes to our application, which may further delay the general rollout of the service. Such delays would deplete our financial resources and would have a material adverse effect on our business, results of operations and financial condition.

We face competition from other internet companies, including web search providers, internet advertising companies and destination websites that may also bundle their services with internet access. Because we are smaller and have fewer financial resources than many of these companies, we may not be able to successfully compete in this very competitive industry.

We face competition from other messaging and collaboration service providers, including companies that are not yet known to our management. We compete with internet companies, particularly in the areas of email and instant messaging, and we may also compete with companies that sell products and services online because these companies are attempting to attract users to their web sites to search for information about products and services. Many of our competitors have more employees and cash reserves than we have. Many of our competitors also have longer operating histories and more established relationships with customers and can use their experience and resources in a variety of competitive ways against us, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. Some of our competitors may have a greater ability to attract and retain users than we do due to their broader range of content, products and services. If our competitors are successful in providing a similar or better messaging and collaboration application compared to our application or are able to leverage their platforms to make their services easier to access, we could experience a significant decline in user traffic. Any such decline in traffic could materially and adversely affect our revenues and potential profitability.

 We also compete with destination web sites that seek to increase their search-related traffic. These destination web sites may include those operated by internet access providers, such as cable and DSL service providers. Because our users will need to access our services through internet access providers, our users will have direct relationships with these providers. If an access provider or a computer/computing device manufacturer offers online services that compete with our services, the user may find it more convenient to use the services of the access provider or manufacturer than those of Foldera. Additionally, the access provider or manufacturer may make it difficult to access our services by not listing them in the access provider’s or manufacturer’s own menu of offerings. Also, because the access provider gathers information from the user in connection with the establishment of a billing relationship, the access provider may be more effective than us in tailoring services and advertisements to the specific tastes of the user.

Finally, there has been a trend toward industry consolidation among our competitors, and smaller competitors today may become larger competitors in the future. If our competitors are more successful than we are at generating traffic, any resulting decline in traffic could materially and adversely affect our revenues and profitability.

Due to the rapidly changing technology and frequent introduction of new internet-based services in our industry, if we do not continue to innovate and enhance our products and services in a way that is desirable to users, we will likely lose users of our Foldera service, as well as advertisers, and experience further losses in the future.

 Our future success depends on providing products and services that people use for a high quality internet experience. Our competitors are constantly developing innovations in messaging, collaboration and online advertising. As a result, we must continue to invest significant resources in research and development in order to enhance our messaging and collaboration technology and our existing products and services. Additionally, we will have to consistently introduce new high quality products and services that people can easily and effectively use. If we are unable to ensure that users and customers have a high quality experience with our products and services, then these customers may become dissatisfied and move to competitors’ products. Moreover, if we are unable to predict user preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose users, with any resulting decline in traffic potentially having a material and adverse affect on our revenues and profitability.

Our future operating results may also suffer if innovations are not responsive to the needs of our users, are not appropriately timed with market opportunity or are not effectively brought to market. As messaging and collaboration technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar or better than those generated by our services. This may force us to expend significant resources in order to remain competitive.

We expect to generate a significant portion of our revenue from advertising and any reduction in advertising spending by advertisers (and resulting loss of advertising revenue to us) could seriously harm our business prospects.

We expect to generate a substantial portion of our revenues from Google’s “AdSense for Search” integrated search advertising. Google’s advertisers can generally terminate their contracts at any time. Google’s advertisers will not continue to do business with Google or us if their investment in advertising does not generate sales leads and, ultimately, customers.

 We anticipate relying on our participation in Google’s AdSense Program, which can be easily joined using Google’s automated sign-up process, for a significant portion of our revenues. If we were to lose this relationship with Google, it could have a material and adverse affect on our revenues and profitability.

Our business prospects depend on our ability to develop a strong brand image and identity to attract users; if we do not do so, users will seek alternative providers of our services and our growth, if any, will be limited.

We believe that the creation of a brand identity will significantly contribute to the success of our business. We also believe that maintaining and enhancing the “Foldera” brand are critical to expanding our base of members. Maintaining and enhancing the brand may require us to make substantial investments, and these investments may not be successful. If we are unsuccessful in our efforts to initially obtain, then promote and maintain the “Foldera” brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially and adversely affected. We anticipate that, as the web-based market for collaborative systems becomes increasingly competitive, initiating, maintaining and enhancing, our brand may become increasingly difficult and expensive. Initiating, then maintaining and enhancing our brand will depend largely on our ability to be a technology leader and to continue to provide high quality products and services, which we may not do successfully. To date, we have not engaged in any direct brand promotion activities, and this enhances the risk that we may not be able to successfully implement brand enhancement efforts in the future.

We intend to outsource critical billing functions to a third-party provider and, if this is not successfully accomplished, our operations could be disrupted and we will need to add this emphasis internally, which would divert our efforts and resources from other functions.

 We intend to sell our members additional features and services at a nominal charge. We intend to enter into an arrangement to outsource our worldwide billing and collection functions to a third-party service provider, and we are currently in the process of implementing this arrangement; however, there can be no assurance that the arrangement will be successfully completed and implemented.

If we do not successfully implement this project, our business, reputation and operating results could be harmed because we have no experience managing and implementing this type of large-scale, cross-functional, international infrastructure project. We also may not be able to integrate our systems and processes with those of the third-party service provider on a timely basis, or at all. Even if this integration is completed on a timely basis, the service provider may not perform to agreed upon service levels. Failure of the service provider to perform satisfactorily could result in customer dissatisfaction, disrupt our operations and adversely affect operating results. If we need to find an alternative source for performing these functions, we may have to expend significant resources to accomplish this, which could have a material adverse affect on our operating results.

Our intellectual property rights are valuable and any inability by us, for any reason, to protect them could reduce the value of our products, services and brand.

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets of our company. We also have a patent pending for a method and system for collaboration. We cannot assure you that our patent application will result in any patent being issued or, if issued, that any patent claims will be of sufficient scope or strength to provide any meaningful protection or any competitive advantage to us. There can be no assurance that these protections will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside of our control that could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. Also, the efforts we have undertaken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to successfully compete. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Our proprietary information and technology could become subject to intellectual property rights claims by third parties in the future, which may be costly to defend, could require the payment of damages and could limit our ability to use certain technology in the future.

 Companies in the internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

If Google, our provider for integrated search, fails to detect click-through fraud, Google could potentially lose the confidence of its advertisers, thereby causing our business to suffer since we anticipate a significant proportion of our revenue will be generated through Google.

 We are exposed to the risk of fraudulent clicks on ads by persons seeking to increase the advertising fees paid to Google Network members. Google has refunded revenue that their advertisers have paid to them and that was later attributed to click-through fraud, and we anticipate it will continue to do so in the future.

Click-through fraud occurs when a person clicks on a Google AdWord ad displayed on a web site in order to generate the revenue share payment to the Google Network member rather than to view the underlying content. If Google is unable to stop this fraudulent activity, these refunds may increase. If Google finds new evidence of past fraudulent clicks, it may have to issue refunds retroactively of amounts previously paid to Google Network members. This could negatively affect our profitability and these types of fraudulent activities could hurt our brand. If fraudulent clicks are not detected, the affected advertisers may experience a reduced return on their investment in Google’s programs because the fraudulent clicks will not lead to potential revenue for the advertisers. This could lead the advertisers to become dissatisfied with Google’s advertising programs, which could lead to loss of advertisers and revenue.

We may not be able to retain our key personnel that we need to succeed, and new qualified personnel may be extremely difficult to attract, especially as we seek to grow.

 We believe that our continued success will depend to a significant extent upon the efforts and abilities of Richard Lusk, our Chief Executive Officer, and certain key employees and consultants, including Reid Dabney, David Madison, Daniel O’Shea, and Oliver Starr. We have not entered into employment agreements with our key personnel and our failure to retain Messrs. Lusk, Dabney, Madison, O’Shea and Starr in particular, or to attract and retain additional qualified personnel, could adversely affect our business, financial condition and results of operations. We have recently secured a $1,000,000 life insurance policy on Mr. Lusk for our benefit. We do not carry key-man life insurance on any of our other officers.

To manage the expected growth of our operations, we will be required to improve existing or implement new operational and financial systems and procedures and to expand, train and mange our employee base. We will also need to expand our finance, administrative and operations staff. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to hire, train, retain, motivate and manage required personnel.

We may have difficulty scaling and adapting our infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could lead to the loss of users if our system fails and cause us to implement costly infrastructure changes.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computing power we will need. We expect to spend substantial amounts to purchase and/or lease data centers and equipment and to upgrade our technology and network infrastructure to handle traffic and to roll out new products and services. If this expansion is not successfully implemented, or if we experience inefficiencies and operational failures during the implementation, the quality of our products and services and our users’ experience could decline. Resulting cost increases, loss of traffic and/or failure to accommodate new technologies or changing business requirements could have a material adverse effect on our operating results and financial condition.

We rely on bandwidth providers, data centers and other third parties for key elements of providing users with our products and services and any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation.

We rely on third-party vendors, including data center and bandwidth providers. Any disruption in the network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could adversely impact our business. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our business operations and could expose us to liabilities to third parties.

We are dependent upon maintaining and expanding our information technology and communications systems. Failure to do so could result in interruption and failures of our services which would make our services less attractive to users, and therefore subject us to lost revenue as a result of a possible loss of users and advertisers.

Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products and services. Any damage to or failure of our systems could result in interruptions in service. Interruptions in service could reduce our revenues and profits, and our brand could be damaged. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks and similar events. Our data center is located in an area with a high risk of major earthquakes. Our data center is also subject to break-ins, sabotage and intentional acts of vandalism and to potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice or other unanticipated problems at our data centers could result in lengthy interruptions in our service.

More individuals are using non-PC devices to access the internet, and versions of our messaging and collaboration technology developed for these devices are still in their early stages of development and may not be widely adopted by users of these devices.

The number of people who access the internet through devices other than personal computers, including mobile telephones, hand-held calendaring and email assistants and television set-top devices, has increased dramatically in the past few years. The lower resolution, functionality and memory associated with alternative devices make the use of our products and services through such devices difficult. If we are unable to attract and retain a substantial number of alternative device users to our messaging and collaboration services or if we are slow to develop products and technologies that are more compatible with non-PC communications devices, we may fail to capture a significant share of an increasingly important portion of the market for online services.

We may utilize insurance to mitigate certain risks and, to the extent the cost of insurance increases and/or changes in coverages occur, our insurance may not be adequate in a catastrophic situation.

 We may utilize insurance to cover certain potential risks and liabilities. In the current environment, insurance companies are increasingly specific about what they will and will not insure. It is possible that we may not be able to secure sufficient insurance to meet our needs, may have to pay higher than anticipated prices for the coverage or we may not be able to acquire any insurance for certain types of business risk. Additionally, we may elect to decline insurance coverage in certain instances and this could leave us exposed to potential claims. If we were found liable for a significant claim in the future, our operating results could be negatively impacted.

 Our business depends on increasing use of the internet by users searching for information and by advertisers marketing products and services; otherwise, our business will be stagnant.

 Our future success is partially dependent on the continued growth and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage as well as our ability to provide our products and services.

Risks Related to Our Common Stock

Our common stock is quoted on the OTC Bulletin Board and considered a “penny stock,” making it difficult to sell when desired.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore may be designated as a “penny stock” according to rules of the SEC. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock, and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of our shares will be eligible for sale as a result of this prospectus and their sale or potential sale could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 9,555,386 currently outstanding shares of our common stock and 11,255,244 shares of our common stock that may be issued upon exercise of common stock purchase warrants, which collectively represent approximately 18.8% of our currently outstanding 110,516,492 shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this offering and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Our founder, chief executive officer and chairman owns a substantial amount of our stock, has significant voting power and is capable of influencing actions that may not be in the best interest of other shareholders.

Richard Lusk, our founder, chief executive officer and chairman, currently beneficially owns approximately 49.9% of our common stock. He will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, Mr. Lusk could dictate the management of our business and affairs. This concentration of ownership could have the affect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company with a controlling stockholder.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our common stock. We intend to retain our future earnings to support operations and to finance expansion, and therefore, we do not anticipate paying any dividends on our common stock in the foreseeable future.

Our common stock price has fluctuated considerably and may not appreciate in value.

The market price of shares of our common stock has fluctuated substantially since our reverse merger transaction in February 2006 and is likely to fluctuate significantly from its current level. In 2006, for example, the closing market price of our shares ranged from a low of $0.62 per share to a high of $3.75 per share. Future announcements concerning the introduction of new products, services or technologies or changes in product pricing policies by us or our competitors or changes in earnings estimates by analysts, among other factors, could cause the market price of our common stock to fluctuate substantially. Also, stock markets have experienced extreme price and volume volatility in the last year. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may also cause declines in the market price of our common stock. Investors seeking short-term liquidity should be aware that we cannot assure you that the stock price will appreciate in value or, as noted above, that cash dividends will be paid.

Future sales of shares of our common stock or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise funds in new equity offerings.

We are not restricted from issuing additional common stock, preferred stock or securities convertible into or exchangeable for common stock. Future sales of a substantial number of our shares of common stock or equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock, and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.” Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements, Actual results may be materially different than those described herein. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

Foldera, Inc.
17011 Beach Blvd., Suite 1500
Huntington Beach, California 92647
Attention: Mr. Reid Dabney,
Senior Vice President and
Chief Financial Officer
(714) 766-8700

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from the sale of shares of common stock in this offering except upon the exercise of outstanding warrants. We could receive up to $17,464,037.33 from the cash exercise price upon exercise of warrants held by selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes. We will bear all expenses of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them. We estimate that our expenses in connection with the filing of the registration statement of which this prospectus is a part will be approximately $75,000.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are quoted and listed for trading on the OTC Bulletin Board under the symbol “FDRA.OB.” Trading in our shares began in August 2005 under the symbol EXM.OB, and related only to Expert Systems, Inc. prior to our reverse merger transaction on February 13, 2006.

The following table sets forth, for the periods indicated, quotations for the high and low bid prices for our common stock for each quarter within the last two fiscal years, as reported by the OTC Bulletin Board:

	Closing Bid
	High	Low

January 1, 2005 - December 31, 2005

Third Quarter (August 23, 2005 - October 31, 2005)	$.01	$.01
Fourth Quarter	.03	.01

January 1, 2006 - December 31, 2006

First Quarter (January 1, 2006 - February 13, 2006)	$.03	$.03

First Quarter (February 14, 2006 - March 31, 2006)	2.66	.62
Second Quarter	3.75	1.81
Third Quarter	2.50	1.10
Fourth Quarter	1.75	0.87

January 1, 2007 - December 31, 2007

First Quarter (through January 12, 2007)	$0.76	$0.72

These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

As of January 22, 2007, there were 110,516,492 shares of our common stock outstanding with approximately 518 stockholders of record.

This prospectus covers 20,810,630 shares of our common stock offered for sale by the selling stockholders, which includes 11,255,244 shares of our common stock issuable upon exercise of outstanding warrants to purchase our common stock.

Dividend Policy

We do not expect to pay a dividend on our common stock in the foreseeable future.  The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Equity Compensation Plan Information

Our 2005 Stock Option Plan was approved by a written consent of the holders of a majority of our outstanding common stock prior to the reverse merger. In connection with our reverse merger transaction, Expert Systems adopted and assumed all of Taskport’s obligations under its 2005 Stock Option Plan.

As of September 30, 2006, 12,000,000 shares of common stock are authorized for issuance, 7,753,333 of such options shares have been granted with a weighted average exercise price of $0.51 per shares and 4,246,667 stock options for shares of common stock are available for issuance of stock options available for future grants under our 2005 Stock Option Plan.

The following table provides information as of September 30, 2006, with respect to the shares of common stock that may be issued under our existing equity compensation plan.

Equity Compensation Plan Information

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity compensation plans approved by security holders	7,753,333	$0.51	4,246,667

Equity compensation plans not approved by security holders	--	--	--

Total	7,753,333	$0.51	4,246,667

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

Overview

We are a public company whose common stock is quoted on the OTC Bulletin Board under the symbol “FDRA.OB.” On February 6, 2006, Expert Systems, Inc., a Nevada corporation, entered into an Agreement and Plan of Merger with Taskport, Inc., a California corporation, principally engaged in the development of a proprietary, web-based software system which is a free and easy-to-use online service that combines email, instant messaging, shared folders, document management, calendar, contacts and task management applications into one seamless interface. Immediately prior to the merger, Expert Systems, Inc. had 100,000,000 shares of common stock authorized and 8,559,600 shares issued and outstanding. Pursuant to the merger, all of the 91,313,720 outstanding shares of Taskport, Inc. were exchanged for shares of the Expert Systems, Inc. on a 1-for-1 basis for a total of 99,873,320 shares of common stock issued and outstanding. Immediately after the merger, all then existing officers and directors of Expert Systems, Inc. resigned, and the directors and officers of Taskport, Inc. were elected and appointed to such positions, thereby effecting a change of control. Although Taskport, Inc. became Expert Systems, Inc.’s wholly-owned subsidiary following the transaction, because the transaction resulted in a change of control, the transaction was recorded as a “reverse merger,” whereby Taskport, Inc. was considered to be Expert Systems, Inc.’s accounting acquirer. Concurrently with the merger, the name of Expert Systems, Inc. was changed to Foldera, Inc. On May 16, 2006, we declared a 4-for-1 forward stock split. We ended the third quarter of 2006 with $4.01 million of cash on our balance sheet, which was further supplemented by the additional $4.13 million of external equity capital that was raised during October of 2006. Given our current cash usage rate and our expectations to begin generating revenue at the end of the first quarter of 2007 or early in the second quarter of 2007, we anticipate having sufficient cash resources available to fund operations for the next twelve months without the need to bring in any additional external funding. Should our revenue plans prove to be too aggressive (either in terms of anticipated commencement timing or the amount that is generated on a per user basis for our service), we have contingency plans in place to reduce operating expenses to a level which will preserve our cash resources at a level that would enable us to fund existing operations for the next twelve months.

To date, we have spent a significant amount of time and money developing our collaboration software product and no revenue has been generated from operations. We anticipate this will change as we release a more robust version of our product during the tail end of the first quarter of 2007 or early in the second quarter of 2007 with commensurate revenue being generated at that time (primarily, at least initially, through paid search). We anticipate being in a continuous beta version upgrade cycle of our product as time goes on as we receive feedback from our user base and incorporate that feedback into future versions of our software product.

Application of Critical Accounting Policies

Critical accounting policies are those that are most important to the portrayal of the financial condition and results of operations, and require our management’s significant judgments and estimates. The application of such critical accounting policies fairly depicts the financial condition and results of operations for all periods presented.

Use of Estimates. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition. Our revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured. We anticipate generating revenue from two primary sources: from the up-selling of Premium Services and from Paid Search.

We anticipate deriving Premium Service revenue from the sale of extra data storage, vanity email, domain hosting, custom branding and technical support, which will be recorded when the service has been provided to clients or, in the case of extra storage, on an accrual basis, after monthly fees have been billed to clients.

Another anticipated revenue source is Paid Search. We anticipate that each time a user uses the embedded search box and clicks on an ad of an advertiser in the search network, revenue will be generated. Revenue will be recognized on a daily basis, based upon reported revenue from the selected search company.

Depreciation and Amortization. Property and equipment are depreciated on the straight-line basis over estimated useful lives.

Included in property and equipment is approximately $281,591 of assets, which are leased under non-cancelable leases, and accounted for as capital leases, which expire through March 2008. The accumulated amortization included in the property and equipment for these leases is approximately $133,735.

We capitalize expenditures that materially increase asset lives and charges ordinary repairs and maintenance to operations as incurred. When assets are sold or otherwise disposed of, the cost and related depreciation or amortization is removed from the accounts and any resulting gain or loss is included in other income (expense) in the accompanying statements of operations.

Cash and Cash Equivalents. Cash and cash equivalents include cash on hand and cash in banks in demand and time deposit accounts with maturities of 90 days or less. We also have restricted cash of $66,033 held at a bank, which is shown as certificate of deposit.

Concentrations of Credit Risk. Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash, cash equivalents and trade receivables. We maintain cash and cash equivalents with high-credit quality financial institutions. At September 30, 2006, the cash balances held at financial institutions were either in excess of federally insured limits or not subject to the federal insurance system.

Credit is generally extended based upon an evaluation of each client’s financial condition, with terms consistent in the industry and no collateral required. We determine an allowance for collectibility on a periodic basis. Amounts are written off against the allowance in the period we determine that the receivable is uncollectible.

Fair Value of Financial Instruments. We consider our financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities.

Income Taxes. We follow Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Accounting for Stock-Based Compensation. Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” or SFAS 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options based on their fair values. SFAS 123(R) supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” or APB 25, which we previously followed in accounting for stock-based awards. In March 2005, the SEC issued Staff Accounting Bulletin No. 107, or SAB 107, to provide guidance on SFAS 123(R). We have applied SAB 107 in our adoption of SFAS 123(R).

We adopted SFAS 123(R) using the modified prospective transition method as of and for the nine months ended September 30, 2006. In accordance with the modified prospective transition method, our financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). Share-based compensation expense recognized is based on the value of the portion of share-based payment awards that is ultimately expected to vest. Share-based compensation expense recognized in our Consolidated Statement of

Operations during the nine months ended September 30, 2006 includes compensation expense for share-based payment awards granted prior to, but not yet vested as of, December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123. There were no stock options outstanding as of December 31, 2005.

Results of Operations

Comparison of the Nine Months ended September 30, 2006 and September 30, 2005

Revenues. Net Revenues for both of the nine-month periods ended September 30, 2006 and September 30, 2005 were zero.

Cost of Sales. Cost of sales for both of the nine-month periods ended September 30, 2006 and September 30, 2005 were zero.

Gross Profits. With no revenue and no cost of sales, overall gross profits for both of the nine-month periods ended September 30, 2006 and September 30, 2005 were also zero.

Operating Expenses. Total operating expenses for the three and nine month periods ended September 30, 2006 increased to $1,922,944 and $7,657,917 or $(0.02) and $(0.08) per share respectively, from $909,081 and $1,975,573 or $(0.01) and $(0.02) per share, respectively, for the three and nine month periods ended September 30, 2005. The overall increase in expenses, for the nine month period ended September 30, 2006 as compared to the nine month period ended September 30, 2005, of $5,682,344, or approximately 288% over the prior year period, is due to the increase in equity-based compensation to consultants by $1,274,166 in 2006 to $1,274,166 as compared to zero in 2005, payroll by $1,929,804 or 245% in 2006 to $2,716,981 as compared to $787,177 in 2005, employee options expense by $619,753 in 2006 to $619,753 as compared to zero in 2005, depreciation by $322,187 or 1,093% to $351,670 in 2006 as compared to $29,483, legal and accounting by $289,300 or 76% in 2006 to $669,399 as compared to $380,099 in 2005, consulting by $226,056 or 7,064% in 2006 as compared to $3,200 in 2005, Rent by $217,393 or 904% in 2006 to $241,443 as compared to $24,050 in 2005, recruiting costs by $119,328 or 7,955% in 2006 to $120,858 as compared to $1,500 in 2005, employee benefits by $98,888 to $98,888 as compared to zero in 2005, communications by $65,867 or 277% in 2006 as compared to $32,867 in 2005, professional fees by $49,915 or 125% to $90,000 as compared to $40,085 in 2005 and travel expenses by $184,422 or 1,296% in 2006 as compared to $14,259 in 2005.

The above increases are a result of the following factors:

•	The equity-based compensation to consultants increased as we sought advice from experts in the technology, business and investor relations areas.

•
We added additional staff as we focused on accelerating the writing of our software code, increased the testing of our application and to support the process of signing up additional users for our beta releases. Additional staff was also added to support the regulatory and business requirements of becoming a public company. These higher staffing levels resulted in a substantial increase in payroll expenses as the total number of employees increased from 25 in September 2005 to 60 in September 2006.

•	Employee stock options were granted to reward, retain and as an incentive to all employees, which increased stock-based compensation expense.

•
Depreciation expense increased as we purchased additional computer equipment and furniture for our new employees and also acquired servers and other computer hardware and software to set up our data centers and create redundancy.

•	We increased our Legal and Accounting expenses to meet our reporting and regulatory requirements as a public company.

•	We consulted with experts in software engineering, investor relations and our former CTO thus increasing consulting expenses.

•	We moved into a larger office facility to accommodate our expanded headcount level and to ensure there was sufficient room available to expand, if required.

•
Our recruiting and employee benefits costs increased as a result of our expanded staffing levels. Communications expense also expanded with our increased level of staff and as we increased the capacity of our data center.

•	Communications expense also expanded with our increased level of staff and as we increased the capacity of our data center.

•	Professional fees increased due to costs absorbed as a result of becoming a public company.

•	As a result of expanded business meeting commitments, travel expenses increased on a year-over-year basis.

We adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense recognized in the first nine months of 2006 includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R. There were no stock-based awards outstanding as of December 31, 2005.

Prior to January 1, 2006, we measured stock compensation expense using the intrinsic value method of accounting in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations (“APB No. 25”). Thus, expense was generally not recognized for the Company’s employee stock option and purchase plans.

Impact of Adoption of SFAS No. 123-R in the Quarter Ended September 30, 2006

Stock compensation expense measured in accordance with SFAS No. 123-R totaled approximately $619,753, or $(0.01) per basic and fully diluted share in the nine-month period ended September 30, 2006 and $141,031 or $(0.00) per basic and fully diluted share in the three-month period ended September 30, 2006. The adoption of SFAS No. 123-R resulted in increased expense of approximately $619,753 as compared to the stock compensation expense that would have been recorded pursuant to APB No. 25. In the first nine months of 2005, no expense was recorded as we did not have any stock options awarded during that period.

Net Loss. Our net loss for the three and nine-month periods ended September 30, 2006 increased to $1,895,085 and $7,594,441 or $(0.02) and $(0.08) per share, respectively, from $909,179 and $2,000,864 or $(0.01) and $(0.02) per share, respectively, for the three and nine-month periods ended September 30, 2005. The overall increase in net loss of $5,593,577, or approximately 280% over the prior year period, is primarily due to increases in equity-based compensation to consultants, payroll, legal, communications and travel expenses.

Assets. Assets increased by $4,700,772 to $5,639,861 as of September 30, 2006, or approximately 501%, from $939,089 as of September 30, 2005. This increase was due primarily to the increase in cash and cash equivalents by $3,517,794 to $4,011,479 from $493,685 or 713% as we completed two rounds of private placements, fixed assets increased by $1,212,665 to $1,460,074 or 476% from $254,680 as we purchased additional computer equipment and furniture for our new employees and also acquired servers and other computer hardware and software to set up our data center and to create redundancy.

Liabilities. Total liabilities increased by $4,449,973 to $4,736,212 as of September 30, 2006, or approximately 1,555%, from $286,239 as of September 30, 2005. The increase was due primarily to an increase by $3,787,076 to $3,798,227 or 33,962% from $11,151 in shares to be issued as we received cash for the private placement offering that closed in August 2006 but the shares were not physically issued, accrued expenses increased by $524,658 to $792,166 or 196% from $267,508 as we expanded our operations, and capital lease obligations increased by $128,837 to $145,818 or 759% from $16,981 as we purchased additional hardware equipment and furniture for our new employees.

Stockholders’ Equity. Stockholders’ equity increased by $250,800 to $903,649 as of September 30, 2006, or approximately 38% from $652,849 as of September 30, 2005. The increase was due primarily to increased financing activity that more than offset a net loss during the nine-month period ended September 30, 2006.

Comparison of the Years ended December 31, 2005 and December 31, 2004

Revenues. Net revenues for the years ended December 31, 2005 and December 31, 2004 were zero.

Cost of Sales. Cost of sales for the years ended December 31, 2005 and December 31, 2004 were zero.

Gross Profits. With no revenue and no cost of sales, overall gross profits for the years ended December 31, 2005 and December 31, 2004 were also zero.

Operating Expenses. Total operating expenses for the year ended December 31, 2005 increased to $3,023,096 from $2,589,843 for the year period ended December 31, 2004. The overall increase in expenses of approximately $433,253, or approximately 17% over the prior year period is due to the increase in our payroll, legal and accounting, professional fees and rent expenses. The majority of these increases were due to expenses related to our becoming a public company.

Operating Loss/Net Loss. Our operating loss and net loss for the year ended December 31, 2005 increased to $3,087,118 and $3,081,878 from $2,589,843 and $2,591,239 for the year ended December 31, 2004. The increase in operating loss of $497,275 and net loss of $490,639 over our prior year is primarily due to an increase in our payroll, legal and accounting, professional fees and rent expenses and loss on settlement of debt.

Assets. Assets increased by $5,713,734 to $5,772,882, or approximately 9,660%, from $59,148 as of December 31, 2004. Cash and cash equivalent balances at the end of December 31, 2005 increased by $4,872,030 to $4,882,630 or $45,964% as compared to a $10,600 cash balance at December 31, 2004 as we closed a private placement in November, 2005, and the fixed asset balance increased by $745, 198 to $793,745 or 1,535% from $48,547. We purchased additional computer equipment and furniture for our new employees and also acquired servers and other computer hardware and software to set up our data center and to create redundancy.

Liabilities. Total liabilities increased to $664,795 by $402,648, or approximately 154%, from $262,147 as of December 31, 2004. The increase was due primarily to an increase in accrued expenses by $209,315 to $455,182 or 85% as we expanded our operations and capital lease obligations increased by $193,334 to $207,613 from $14,279 as we purchased additional hardware equipment and furniture for our new employees.

Stockholders’ Equity. Stockholders’ equity increased to $5,108,087 by $5,311,085 from a deficit of $202,999 as of December 31, 2004, due primarily to increased financing activity that more than offset a net loss during the year ended December 31, 2005.

Liquidity and Capital Resources

General. Overall, we had a decrease in cash flows of $814,566 for the nine months ended September 30, 2006 resulting from $4,961,477 cash used in operating activities, $980,269 of cash used in investing activities, offset by $5,127,180 of cash provided by our financing activities. At September 30, 2006 our cash balance was $4,011,479 as compared to $493,685 for the prior year, an increase of $3,517,794 or 713%. We also raised an additional $3,887,500, net of offering cost, from a private placement offering concluded in October 2006.

Cash Flows from Operating Activities. Net cash used in operating activities of $4,961,477 for the nine months ended September 30, 2006 was primarily attributable to a net loss of $7,594,441, the adjustments to reconcile the net loss to net cash, including depreciation and amortization expense of $351,670, the issuance of warrants, stock options and stock for services of $1,588,778, employee options expense of $619,753, stock to be issued of $21,400, an increase in accounts payable and accrued expenses of $59,560 offset by an increase in prepaid expenses of $1,424 and deposits of $6,773.

Cash Flows from Investing Activities. Net cash used in investing activities of $980,269 for the nine months ended September 30, 2006 was primarily attributable to an investment in fixed assets.

Cash Flows from Financing Activities. Net cash of $5,127,180 generated in financing activities in the nine months ended September 30, 2006 was primarily due to the issuance of shares for cash of $1,800,115, proceeds from shares to be issued of $3,776,827 and exercise of warrants of $169,905 offset by payment to shareholders of Expert Systems, Inc. of $175,000, payments to related party of $1,750, prepayment of investor relations expense of $381,123 and payments for leased equipment of $61,794.

Financing. In the nine months ended September 30, 2006, we had no revenue to fund our daily operations. Therefore, we may be required to seek additional funds either through debt or equity financing to finance these debts and contingencies. Failure to raise additional funds could have a material adverse effect on our long-term operations and viability.

Internal Sources of Liquidity. There is no assurance that funds from our operations, if and when they commence, will meet the requirements of our daily operations in the future. In the event that funds from our operations will be insufficient to meet our operating requirements, we will need to seek other sources of financing to maintain liquidity.

External Sources of Liquidity. We will actively pursue all potential financing options as we look to secure additional funds to both stabilize and grow our business operations. Our management will review any financing options at their disposal and will judge each potential source of funds on its individual merits. We cannot assure you that we will be able to secure additional funds from debt or equity financing, as and when we need to or if we can, that the terms of such financing will be favorable to us or our existing shareholders.

During the nine-month period ended September 30, 2006, we issued 4,328,000 shares and 1,957,913 are to be issued as compared to zero shares were issued or were to be issued during the nine-month period ended September 2005, respectively.

As of September 30, 2006, we had entered into nine capital leases with various equipment suppliers in the amount of $281,591, of which $145,818 was outstanding as of September 30, 2006.

Inflation. Our management believes that inflation has not had a material effect on our results of operations, and does not expect that it will in fiscal year 2006, except that rising oil and gas prices may materially and adversely impact the economy generally.

Off-Balance Sheet Arrangements. We do not have any off-balance sheet arrangements.

Recent Developments

On February 13, 2006, we issued 300,000 shares of our common stock as compensation for services rendered by CFO911, in connection with our reverse merger and in accordance with the terms of a consulting agreement with that entity.

We sold 4,328,000 shares of our common stock in the second private placement offering, and Brookstreet Securities Corporation acted as placement agent. The cash proceeds for the issuance of shares, net of offering cost of $363,885, amounted to $1,800,115 in the second private placement. Following the closing of our second private placement offering in February 2006, we issued warrants to the placement agent to purchase 1,228,860 shares of our common stock at a price of $0.25 per share and 2,551,424 shares of our common stock at a price of $0.50 per share. The proceeds from the issuance of the 4,328,000 shares were recorded net of the fair value of the warrants and the placement agent’s commission and expenses. The fair value of the warrants was calculated using the Black-Scholes option pricing model using the following assumptions: risk free rate of return of 5.0%, volatility of 0.001%, dividend yield of 0% and expected life of five years.

We closed our third private placement in August 2006. In the closing, we completed a private placement to accredited investors of approximately 1,957,917 shares of our common stock, at a purchase price of $2.25 per share, for gross proceeds of $4,405,314.25. As part of the private placement, the investors were issued three-year warrants to purchase up to a maximum of 978,959 shares of our common stock, at an initial exercise price of $2.25. Brookstreet Securities acted as placement agent and was issued 293,687 warrants at an exercise price of $2.25 per share.

On October 3, 2006, we cancelled our investor relations consulting agreement with Trilogy Capital Partners and signed a contract with Corporate Communications Network, Inc. to provide similar services. As part of the cancellation agreement, Trilogy is required to transfer 1,535,000 warrants to Corporate Communications Network, Inc.; the warrants are exercisable at $0.50 per share.

On October 19, 2006, we sold a total of 4,166,667 shares of our common stock in our fourth private placement offering at $1.08 per share, and HPC Capital Management acted as placement agent. The cash proceeds for the issuance of shares, net of offering cost of $612,500 amounted to $3,887,500 in this round of private placement. Following the closing of our fourth private placement offering in October 2006, we will issue the following warrants to purchase shares of our common stock at the price listed below:

Issued to	Description	Number of warrants	Exercise Price
Investors	Series A warrants	2,083,333	$1.75 per share
Investors	Series B warrants	3,703,704	$1.25 per share
Investors	Series C warrants	1,851,852	$2.00 per share
HPC	Agent warrants	416,667	$1.08 per share
Brookstreet Securities	Agent warrants	208,334	$1.08 per share

The proceeds from the issuance of the 4,166,667 shares are recorded net of the fair value of the warrants and the placement agent’s commission and expenses.

To fulfill a commitment we made to the investors in our August 2006 private placement with respect to price protection for a subsequent financing, and in consideration for the waiver by those investors of certain of their registration rights, we issued to those investors an aggregate of 2,121,077 additional shares of common stock and warrants to purchase an additional 1,378,960 shares of common stock at an exercise price of $1.75 per share. Also, the exercise price for the warrants to purchase 978,959 shares of our common stock was reset from $2.25 to $1.75 per share.

On October 27, 2006, we issued 80,000 shares of our common stock to the Ibis Consulting Group in connection with an investor relations consulting agreement. These shares have been recorded at fair value of $92,500, which is based on the price of shares issued close to the date the services were rendered.

On October 27, 2006, we issued 7,500 shares of our common stock to George Mottel as a bonus for meeting performance goals. These shares have been recorded at fair value of $8,700, which is based on the price of shares issued close to the date the performance goals were met.

Recently Issued Pronouncements

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a. A brief description of the provisions of this Statement
b. The date that adoption is required
c. The date the employer plans to adopt the recognition provisions of this Statement, if  earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. We are currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the effect of this pronouncement on financial statements.

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets.” This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This statement is effective as of the beginning of our first fiscal year that begins after September 15, 2006. we believe that this statement will not have a significant impact on the financial statements.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006. We believe that this statement will not have a significant impact on the financial statements.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. We are currently in the process of evaluating the expected effect of FIN 48 on our results of operations and financial position.

BUSINESS

Overview

We have designed and developed Foldera™, our free, secure and easy-to-use software service that instantly and automatically organizes workflow. Foldera combines web-based e-mail, instant messaging, document manager, task manager, calendar, contact manager and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera has the unique ability to instantly sort and file a user’s sent and incoming e-mail, instant message dialogs, documents, tasks and events into folders, on a project-by-project basis, chronologically and in real-time. We offer our standard version Foldera service for free to individuals within small and mid-sized businesses and departments within an enterprise. It is expected that these individuals will in turn introduce Foldera to their colleagues in a viral fashion, and to their friends and families in order to better organize their day-to-day lives.

After more than four years in development, testing and feature refinement, we launched our sign-up page in mid-February 2006. Since that time, more than 16,000 businesses have expressed interest in creating over two million user seats on the free Foldera service. On June 19, 2006, we officially launched a limited beta version of our service, rolling it out to a select number of users, and have begun the process of systematically activating additional accounts to further expand our beta user group.

We intend to target small to mid-sized businesses and departments within an enterprise. We believe that our service will be especially useful to business teams that work in remote locations, away from a central office, and that collaborate on multiple projects and activities, often with people outside their business. We believe that up until now this highly desirable user group has been shut out of the market due to the high price of competing solutions.

Products - Organizing Chaos and Information Overload

Businesses are being bombarded with information.

Billions of emails, instant messages and documents are being transmitted and received each day in a disorganized way. Workers are feeling increasingly frustrated and overwhelmed with the burden of manually sorting, prioritizing and organizing this mountain of information. Compounding the problem is that much of the information is being trapped in disconnected, single-purpose applications such as email and instant messaging services or on disparate laptops and personal computers. Isolating information in this fashion makes it even more difficult and time consuming for users to organize, find and access their information when and where they need it.

We believe there is large global demand for a solution that relieves workers of the burden of organizing their information manually and puts an end to this information chaos. We think that traditional stand-alone applications like email, calendaring and instant messaging are simply features of a new, more powerful and integrated product.

We call this product Foldera.

Foldera - A Productivity Solution for Small and Midsized Businesses

Foldera is the free and easy to use web-based Organizer and Messaging/Collaboration Service that organizes your email, instant messages and documents while you work.

The Foldera productivity suite for businesses combines email, instant messaging, a document manager, a task manager, a calendar, a contact manager, an organizer and sharable Activity Folder applications into one seamless interface, available with a single login from any web browser. Foldera has the unique ability to automatically sort and file your sent and incoming emails, instant message dialogs, documents, tasks and events into folders, on a project-by-project basis, while you work. This means that our members will never have to toggle between disconnected applications or manually sort and file their information into traditional folders ever again.

Any business can sign up online and create a free account, and invite an unlimited number of employees, consultants, teams or other members to use the Foldera feature set in just a few minutes.

Product Overview

This is how Foldera works:

We utilize our own proprietary technology to enable Foldera to do sorting and filing, not our members. And, we do it while our members perform their work activities, not afterwards, as they do now.

We accomplish this by placing project specific Activity Folders at the center of a collaboration effort, not an unfiltered email inbox. With Foldera, our members still use email, but now they access their email application, and other applications, from within shared Activity Folders, with each Activity Folder dedicated to a distinct project. This unique feature enables our members to communicate and share information with others within the context of a specific project or activity, while automatically sorting and filing their information as they work.

 For example, each Activity Folder groups together, in chronological order, all of the email (sent and received), instant messaging dialogs, comments, tasks, documents and calendar events related to that specific project or activity. These records are live files that can be opened, edited, shared and then saved again.

 New information is instantly organized and available to all entitled members in one centralized location on the internet. With Foldera, communications are more efficient and effective, and information sharing is faster, easier and more reliable than when using disconnected, single-purpose applications and traditional email without Foldera. By using Foldera’s organization, messaging and collaboration system, business teams are always kept up to date and working more productively on a parallel basis, saving time and potential confusion within the business.

 Businesses can be up and running and fully coordinated on Foldera in minutes, with our easy-to-use web interface. Foldera also enables businesses to add additional team members and to sign up for additional data storage should the need arise. From a member’s perspective, there is no hardware to buy, there are no downloads, no patches, no upgrade cycles, no IT resource involvement for set up or maintenance, no long-term contracts and the basic service is free. Because the Foldera product offering is browser-based, we anticipate that members will require very modest training in order to effectively utilize our product.

The Foldera Feature Set

The Foldera application includes the following key features:

Activity Folders - Foldera Activity Folders are similar to the folders you already use in your email application or on your personal computer, but with two key differences.

•
With traditional email or pc folders, you work with email, instant messaging and documents first, and then you sort your information and file it into folders afterwards, by hand. Foldera reverses this order. Here’s how. With Foldera Activity Folders, you launch your email, instant messaging, document management and other applications from within each Activity Folder. Then, the Activity Folder files the new information as you create it and in real time. For example, sent email is saved within the Activity Folder that the sent message was originated, not just an undifferentiated sent folder containing email related to dozens of projects and activities. The incoming reply to that message is filtered back into the Activity Folder from which the message originated. This means that our members can view a chronological log of every sent and received email, IM dialog, document, task and event related to each specific project or activity, all in one centralized location on the internet. Foldera members will never have to waste time performing inbox triage or search for a critical email in a sent mail folder ever again.

•	The folders on your pc are not easy to share and are generally unavailable when you are away from your pc. In contrast, Foldera Activity Folders are available at any time from wherever you are using any web browser connected to the internet. Our members can easily share specific information within an Activity Folder or an entire Activity Folder with others. Activity Folders can be marked private, and only you will have access, or they can be marked public so that others may gain access.

 Activity Folders keep project teams, email, instant message dialogs, tasks, calendar events and documents related to one project separate from the project teams and information related to other projects. Businesses create an Activity Folder for each of their projects or activities. Members may create as many Activity Folders as they like, and label them however they want. Activity Folders are a powerful way to manage multiple projects, teams, applications and information from a single interface.

Email - Our email application is web-based, so our members can access their email at work, at home or while on the road. Our members launch their email application from within each Activity Folder. Sent and incoming emails are automatically and chronologically sorted and filed into the Activity Folder from which the email originated. Our email application enables teams to communicate in the context of a specific project or activity.

Instant Messenger (IM) - Chat with MSN Messenger, Google Talk, AOL Instant Messenger (AIM) and Yahoo! Messenger. Our members launch their Instant Messenger application from within each Activity Folder. Instant message dialogs are organized by project, chronologically in Activity Folders. Our instant messaging application enables teams to communicate within the context of a specific project or activity.

Document Manager - Our members launch their Document management application from within each Activity Folder. Documents, and versions, are organized by project, chronologically in Activity Folders. The Foldera document manager includes online document sharing, secure storage, version control, comments and locking features.

Task Manager - Our members launch their Task management application from within each Activity Folder. Tasks are organized by project, chronologically in Activity Folders. Members can track what’s due when, see what got done, make comments about their progress, view, delegate and edit tasks. Members can instantly view the tasks that they delegated to others or the tasks that others have delegated to them, all on a project-by-project basis.

Calendar - Our members launch their Calendar application from within each Activity Folder. Calendar events are organized by project, with sharing, invitation/subscription and busy/free.

Contact Manager - With contact sharing, comments and private notes.

Comments Tool - Engage in discussions or track personal notes regarding each task, event, document and contact in your Foldera.

Address Book Import - Easily import your address book from Outlook, Lotus Notes, Gmail, Yahoo Mail and Hotmail.

Sharing Manager - Our members can decide what others can see and do with the information they create and upload into their Activity Folders.

Reliability - We expect our members will have access to information in their activity folders on a 24/7 basis.

Security/ Disaster Recovery - Our members’ information is safe and secure in our data center.

Ease Of Use - Foldera is browser based, and has an intuitive and easy-to-use interface.

No Risk - No credit card is required to begin using Foldera.

Anti-Spam/Anti-Virus Protection - To help ensure the integrity of your information.

Encryption - No one can view our members’ information as it travels over the internet.

No Downloads - Foldera will not interfere with your computer or tie up critical computer memory to store the Foldera application.

No Hardware or Software To Buy - Because Foldera is web-based, the application is accessed through the internet and resides on servers at our data center.

No IT Department/No Complexity - A Foldera can be set up by non-technical personal in just a few minutes so that no member corporate IT resources are required to oversee the Foldera installation or to be involved with ongoing maintenance.

Web Based - Our members can access their email, instant messenger, documents, tasks, calendars, teams and other information at any time, from wherever they are, from any computer connected to the internet.

No Annoying Banners or Popup Ads - We carefully screen content to ensure that no banner ads or popups interfere with members’ utilization of the Foldera product suite.

No Spyware - The company carefully filters content to ensure that no Spyware interferes with the Foldera product suite.

Online Storage - Each account comes with 1GB of free storage. If that’s not enough, then our members can purchase additional storage from us.

Unlimited Members - Our members may invite as many new members into their accounts as they like.

Import/Export - Our members may import/export their data to/from their Foldera whenever they like.

Status Notifications - Members can instantly find out what’s new at work, and on a project-by-project basis.

Personal Preferences - You can personalize your Foldera to the way you work, not the other way around.

Work Prioritizer - View critical work first.

No More Inbox Triage - Your email is automatically sorted and categorized. Foldera adds structure to unstructured information.

Branding - Our members can easily customize their Foldera with their logo and colors.

Compatibility - Our members can access their Foldera using Internet Explorer, Firefox, Safari and Opera Browsers.

Support - Our online help center is always available for free. Phone support is available on a per incident basis.

Immediacy - Members can be up and running in minutes.

Affordability - Foldera is a free service.

The Benefits of Using Foldera

With Foldera, you can:

Integrate

With Foldera, your email, instant messenger, document manager, task manager, contact manager and calendar applications are all combined into one seamless interface, and are accessible with a single login.

•	No more toggling between disconnected, single-purpose applications in a disorderly fashion
•	Eliminates information islands - No more lost or trapped data
•	Centralizes your teams, projects, activities, communications and information exchanges
•	Effortlessly manages multiple projects, teams and applications from a single interface
•	Integrated Google search - Conduct Google searches right from within your Foldera

Organize

Foldera automatically sorts and files sent and received email, instant message dialogs, tasks, documents and calendar events into Activity Folders on a project-by-project basis while you work. This means that our members will never have to sort and file information into traditional folders ever again.

•	Saves time and increases productivity
•	Instantly locates what you need to do your work
•	Organizes project information automatically, proactively, chronologically and in real time
•	Keeps information synced between work and home
•	Always have the latest information at your fingertips
•	Less hassle - No more prioritizing, sorting or filing anything into traditional folders ever again
•	View critical information first - No more inbox triage

Communicate

Foldera makes it possible to exploit email and instant messaging applications within the context of a single business project or activity, so every exchange or communication made in the execution of an activity is grouped together, live, in one centralized place.

•	Eliminates inbox and sent folder triage
•	Sends and receives email and conducts instant message dialogs in the context of your projects and activities
•	Communicates more effectively and efficiently with clearer objectives and priorities
•	Makes comments in the context of specific documents, tasks, events and contacts, so nothing falls through the cracks
•	Enforces group memory for your teams and projects, so members can see how decisions were made
•	Saves money by reducing meeting and travel time
•	Fewer face-to-face meetings are necessary
•	Makes fewer costly mistakes
•	A member can see who is online and get the answers they need
•	Stays connected to others
•	Reduces email and phone tag

Share

Foldera captures, in live object form, all of your team’s instant message dialogs, the documents you create and share, the tasks you delegate and the calendar events you create. These objects can be reopened, shared, edited, copied and saved at will.

•	Personal Activity Folders keep your private information separate from your public, shared information
•	Activity Folders keep information related to one project or activity separate from information related to other projects and activities

•	You decide what others can see and do with the information that you create
•	Work better together
•	Get something across to everyone at the same time
•	Work together virtually with others on activities and projects as if you were in the same physical location
•	Shares documents in the context of specific projects and activities
•	Shares projects and activities with others outside the business

Access

Stay connected to your work, teams, applications and information at any time, from wherever you are, in one centralized location on the web

•	Foldera enables teams to work together virtually on documents, tasks and calendar events -as if they were in the same physical location
•	Works across firewalls
•	Access your Foldera from the Internet Explorer, Firefox, Safari and Opera Browsers

Notify

Instantly notify others and receive notifications every time something changes, on a project-by-project basis, ensuring that your team is informed and up to date and in sync effortlessly.

•	Increases efficiency - Because everyone on your team has the applications, teams and information they need at their fingertips, in one centralized location on the internet
•	Gets the latest information and helps you make better, informed decisions
•	Gets work done faster - Respond to issues quicker and make fewer costly mistakes

Manage

•	Manage multiple projects, teams and applications from a single interface.
•	Manages the lifecycle of each document
•	Delegates tasks and tracks them to completion
•	Effortlessly sets meetings and conference calls
•	See all of your projects and related teams at a glance
•	Manages relationships across company boundaries
•	Effortlessly manages a greater volume of information, enabling members to get more done in less time
•	Easily adds, substitutes and deletes team members with just one click - This is a great way to get new members up to date quickly
•	Effortlessly sets controls on your member’s ability to author, read and delete pages and access specific Activity Folders or information
•	Instantly invites new members to your workgroup’s Foldera via email

Archive

Backup your critical information as it is created. Keep everything private and secure, in real time.

•	Generous 1GB storage, per account
•	When disaster strikes, member information is safe and secure
•	It’s your information; get your information out of Foldera as easily as you put it in
•	Enforced team memory - Foldera enables an online paper trail for each project or activity
•	Get a new member of the project team up to speed quickly

Personalize

Personalize your Foldera to work the way you work.

•	Customize the branding of your login page and project the image of success
•	Your logo, colors and brand
•	Custom views
•	Custom settings

Secure

Your information is encrypted, so it is safe and secure as it travels over the internet.

•	Integrated spam and spam filtering
•	Virus scanning
•	Private and secure - Your information is backed up in real time
•	Peace of mind that comes with knowing that your critical information is safe and secure in our data center

Simplify

Foldera is a simpler way of getting everyone together.

•	Browser-based access to your projects, activities, workgroups, applications and information from wherever you are
•	Easy to use - No training
•	World class customer care - Get answers 24 hours a day, 7 days a week
•	Save time - No more sorting and filing information into traditional folders by hand
•	Nothing to download - Foldera won’t change anything on your Mac or PC
•	No hassle and no complexity - Be up and running in minutes
•	No hardware or software to buy or maintain
•	No long-term contract - Cancel whenever you want
•	Easily import your address book from Outlook, Hotmail, Yahoo mail and others
•	No credit card - No commitment
•	No upgrade cycle - You always have the latest version
•	No IT staff needed to setup and run your Foldera
•	Save money - On overnight shipping, travel, paper, fax and postage
•	Work with familiar applications that you already know how to use

Market Research

According to a recent study by Grant Thornton, a leading accounting and consulting firm, the average business person spends an hour and a half each day processing e-mail. Further, a Palo Alto research study by Bellotti and Ducheneaut indicated that employees spend 10% of their time filing messages and about 8% of their time searching to find the messages they need to do their jobs. Based on these studies, the typical business person wastes two hours each week searching, sorting and filing information.

 The messaging/collaboration segment of the global software market is large, rapidly growing and undergoing a shift away from “on premises” providers to “hosted providers” like Foldera. In 2004, according to the Radicati Group, a consulting group founded in 1993 to provide market research on the messaging and collaboration market, “revenue in the corporate Messaging and Collaboration Software segment expanded by nearly 10% to roughly $2.85 billion.” Additionally, “during 2004, the number of e-mail users increased by over 22%, to 1.1 billion global mailboxes,” according to Radicati Group.

Industry Overview

We intend to participate in two large industry segments: the messaging and collaboration portion of the software market and the search-based advertising market.

The Messaging and Collaboration Software Market. The Radicati Group is forecasting that the fastest growing segment of the Messaging and Collaboration software market will be for “hosted services.” This is expected to lead to a flat to declining market for the “on premise” portion of the market, with a continuation of the trend toward outsourced and hosted email solutions. The Radicati Group projects that the total number of hosted email mailboxes will increase from 1 billion mailboxes in 2006, to nearly 2 billion mailboxes in 2010. Foldera is a hosting service provider.

The Search-Based Advertising Market. A growing trend on the internet is the proliferation of free services that utilize advertising revenues as their primary source of income. For example, numerous companies such as Google.com, Ask.com, Myway.com, Technorati.com, Weather.com, AOL.com, Yahoo.com, MSN.com, and Blogger.com utilize similar ad supported models.

We intend to integrate a paid search feature into each page of our online service and we expect to derive a substantial portion of our revenue from this feature. We have selected Google’s “AdSense for Search” program to capitalize on Google’s popularity with internet searchers. Google leads the U.S. Internet search industry with a 49.6% share of all queries, according to NielsenNetRatings, followed by Yahoo at 23.9% and MSN-Microsoft at 8.8%. An average of 3.8 billion searches were conducted monthly during 2004, according to ComScore Networks, with each searcher entering an average of 33.2 searches per month.

U.S. Internet advertising revenues totaled $12.5 billion in 2005, a new annual record exceeding 2004 levels by 30%, according to the Interactive Advertising Bureau and PricewaterhouseCoopers. According to eMarketer, an Internet research company, paid search ad spending in the United States will top the $23 billion mark in 2008. Foldera believes paid search will continue to be the dominant form of online advertising, at around a 40% share of the overall market, with less than 2% of businesses in the United States having ever participated.

Target Audience - The SMB Market

We intend to target the small-to-mid-sized business, or SMB, marketplace for Foldera. According to the Small Business Administration, there are approximately 22.9 million small businesses in the United States alone. Small businesses provide approximately 75% of the new jobs added to the economy and employ 50.1% of the private sector’s workforce. According to Gartner, Inc., a leading provider of research and analysis on the global information technology industry, worldwide business spending on IT exceeded $2 Trillion in 2005. Foldera believes that the complexity and high cost of ownership of messaging and collaboration software has prevented small businesses from deploying this type of software in the past.

Revenue Model

We anticipate generating revenue from two primary sources: the up-selling of Premium Services and Paid Search Advertising. Premium Service revenue is derived from the sale of extra storage, vanity email domain hosting, custom branding and technical support by phone. Paid search revenue is derived each time a Foldera member uses the embedded Google search box and then clicks on the ad of an advertiser in the Google network.

Sales of Premium Storage. Our basic account will include 1 gigabyte (GB) of free storage. We expect to up-sell a small portion of our basic accounts to our premium storage package. We project that storage revenue will increase over time as members store more information each year.

MX Record E-mail Hosting. Each basic Foldera account will include a standard Foldera email domain, for example: jdoe@yourcompanyname.Foldera.com. We will also offer to host a vanity email domain name for each account. Vanity email domains, such as jdoe@yourcompanyname.com, are available for an additional one-time charge of $100. We anticipate that a small portion of our accounts will upgrade to a vanity e-mail domain name.

Custom Branding. Foldera enables its users to easily upload their logos and to select a color scheme that matches the look and feel of their marketing website. Branding assistance will be available for a one-time charge of $100 and we project that a small portion of our accounts will ask for assistance in customizing the branding of their Foldera.

Premium Tech Support. Foldera has a free and easy to use help trail embedded throughout its application. We project that a small portion of our accounts will require additional technical support assistance. Technical phone support will be available for $30 per incident. We intend to outsource our technical support operation.

Paid Search Revenue. Google has a recognized and well established program for publishers like Foldera, which seek to monetize their traffic and web content. The program is called AdSense for Search. We intend to integrate this Google search feature into each page of our online application. Google AdSense combines Google’s search technology with thousands of keyword advertisers to deliver targeted text-based ads to search result pages. People find these ads useful and click on them and, when they do, Google shares a portion of the revenue with the web publisher.

According to Majestic Research, searchers click on ads 17% of the time they search, or one for every six searches, and the average revenue generated per click is $0.54.

Rollout Strategy and Timetable

Following over four years of system development, we launched a limited pre-release beta service in the second quarter of 2006. During the latter part of the first quarter of 2007 or the early portion of the second quarter of 2007, we anticipate expanding our beta service and we expect to begin generating revenue during the latter part of the first quarter of 2007 or during the early portion of the second quarter of 2007 at that point in time.

Network Marketing and Distribution Strategy. To quickly and cost-effectively introduce Foldera to the global marketplace, we intend to give Foldera away for free and utilize a grassroots network marketing approach modeled after several other successful web-based technology product launches. For example, Hotmail (and others, including Myway, Skype, Firefox, MySpace, Friendster, Flickr, Facebook, Orkut and Linkedin) used this Marketing and Distribution strategy successfully, obtaining millions of members in a very short period of time.

Foldera believes that when people discover a remarkable online service, they like to tell their friends and business associates about it, who, in turn, tell others through word-of-mouth or email communications. This network marketing approach served as the foundation for the roll out of Hotmail. While Foldera’s roll out will be modeled after Hotmail’s, we can offer no assurances that the market will similarly receive our product.

Foldera believes that the money that would have otherwise been spent on advertising our product will be better used in making our application as feature rich and user friendly as possible. We believe that satisfied members are more apt to tell their friends and spread the word about Foldera, giving us free network-enhanced word-of-mouth advertising. In effect, we anticipate that our customers will become our advertising advocates. For example, MySpace, which was launched in late 2003, gave musicians free web sites on which to post their songs and allowed fans to build their own web pages in order to connect with like-minded enthusiasts. “MySpace never spent money on advertising and now has 22.5 million users,” according to an August 1, 2005 Newsweek article. No assurances can be given, however, that our experience in this regard will be similar to that of MySpace.

Our free and frictionless self service sign-up model is expected to remove the pricing barrier that has prevented most small-to-medium sized businesses from owning similar software in the past. We believe this pricing strategy will help us gain market share faster than if we charged a higher price for our software and spent more on sales and marketing initiatives.

Initially, during the first and second quarters of 2007, we anticipate courting the interest of bloggers and technology enthusiasts in the rollout of our software product, both through direct contact and the use of consultants. This will be accomplished by providing advance editions of our product to the individual bloggers and technology enthusiasts we have identified who have considerable influence in the collaboration software market and to solicit their reaction to our software product. Additionally, we plan to target selective media outlets (i.e. newspapers, magazines, radio and television) to gain publicity for our product. Finally, we plan to engage with key industry analysts to receive product evaluation reviews from these key influence purveyors. As such, these technologists are typically the first customers for anything that is truly brand new in the technology marketplace. From a marketing point of view, technologists exercise great influence over, and act as gatekeepers of, the rest of the technology product life cycle. If they reject a product, no one else will give the product a second chance. An additional benefit to courting this group is that they are typically very vocal and active in assisting technology companies in shaping their products and in disseminating product information and attributes to the broader market.

Because of our limited ability, at least initially, to meet the expected demand for Foldera accounts, we intend to limit the number of accounts an existing Foldera account can refer to others but we will not restrict the number of members that can be signed up within an existing account. The purpose of this strategy is twofold. First, it enables us to meet demand and scale the application in a responsible way. Second, by making prospective early adopters line up for access and having them wait before they are granted membership, we will further enhance the sense of entitlement and community members will feel when they have been admitted. For example, this strategy was utilized effectively when Google launched its email product called Gmail.

Ongoing Improvements - Foldera’s Technology Roadmap

Our mission is to create the best web-based Organizer and Messaging/Collaboration service in the world. In pursuit of that mission, we intend to rapidly respond to ongoing customer feedback and feature requests. Here are just a few items on our product roadmap:

 Offline Content Synchronization. This feature will enable members to work within their Foldera application when an internet connection is unavailable. This is possible using our proprietary web folder technology that establishes a local version of Foldera on a member’s local personal computer. All of a member’s offline information will then be uploaded and synced up to the online information the next time the member logs into his or her Foldera over the internet.

Wireless Access. This feature will enable our members to access their Foldera from any wireless device. For example, if a member is away from the office, the member will be able to remotely access, check and respond to email, obtain the phone numbers of their contacts and review, edit and share documents.

Enterprise Server Solution. Foldera’s primary focus will be on small-to-midsized businesses, but we anticipate that some large enterprises will want their own, on-premises version of the Foldera application. For this reason, we intend to create a Foldera enterprise server solution which will include a preconfigured Dell server(s) with a private version of the Foldera application to be hosted in the enterprise’s infrastructure, rather than on our servers.

The Foldera Software Development Kit (SDK). This tool will enable outside developers to expose their applications from within the Foldera framework. For example, a real estate company may want to expose Multiple Listing Service (MLS) home listing data into the Foldera being used by their real estate agents. The Foldera SDK will make this possible by allowing outside developers to customize the application to suit their particular purpose.

The Foldera API. We intend to enable other software developers to expose Foldera within their applications. These experiments, often referred to as “mashups,” have yielded significant product extensions for Google, Flickr and numerous other technology companies.

Audio and Video Conferencing. These features will enable our members to conduct voice and video conferences from within the shared Activity Folder framework. We envision that these services will be sold on a monthly subscription basis.

Expansion of the Integrated Toolset. We intend to add voice over internet protocol (VOIP) telephony, fax service and a photo organizer into our shared Activity Folder framework.

Expanding Verticals. In the future, we intend to customize the application for specific vertical industries. For example, we plan to create a version suited to contractors, engineers, consultants, architects, developers, project managers, students and many other potential operations.

Patents and Intellectual Property

We regard our organizer and messaging/collaboration software solution as proprietary and rely primarily on a combination of copyright, trademark and trade secret laws of general applicability, employee confidentiality and other intellectual property protection methods to safeguard our technology, processes and system. There can be no assurance that these protections will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

We filed a U.S. Provisional Patent Application Serial No. 60/517,271, with the U.S. Patent and Trademark Office on November 4, 2003. The following is an abstract taken from the application. “Taskport is a scalable and reliable collaborative software application that provides an information hub that serves as a single portal to using applications in an aggregated, collaborative manner, thereby eliminating the need for constant transmission / reception of information to achieve collaboration, is presented. The present invention creates a portal for all entities, and enables access, storage, sharing, and response to related information from anywhere at anytime on any access unit in a collaborative and collective methodology. The present invention also provides object-based security and object-based threaded discussion sessions for all objects generated by the various applications.” There can be no assurance that our patent application will result in any patent being issued to us or, if issued, that any patent claims will be of sufficient scope or strength to provide any meaningful competitive advantage to us. In addition, any patent may be challenged, invalidated or circumvented and any right granted thereunder may not provide meaningful protection to us. The patent is estimated to be active for twenty years from the November 2003 filing date, subject to review and grant of an issued patent and subsequent payment of maintenance fees.

Our intellectual property also includes the copyrighted source code for the Foldera application. A copyright exists upon the creation of the work, and for corporate works made for hire, the term would be the shorter of 95 years from the date of publication, or, if unpublished, 120 years from the date of creation. We estimate that the copyright was created in 2001 and that the term would therefore be at least 95 years from that date.

We also own the registered trademark for the Foldera system name. Additionally, we own the following service marks:

•	Group Information Manager;

•	Group Information Organizer; and

•	Group Information Collaborator.

We also own the word mark - Foldera. U.S. trademark rights can potentially be unlimited in duration if the mark is used continually in commerce, but trademark registrations must be maintained by filing an affidavit of use between the fifth and sixth years of registration, a renewal between years nine and ten after registration, and thereafter a renewal every ten years. We filed applications for all of our marks on an intent-to-use basis, all applications have been published and a notice of allowance has been received for each mark. We plan to continue to renew our registration of each mark in accordance with the above described renewal requirements.

We rely upon our efforts to design and implement improvements to our Foldera system to maintain a competitive position in the marketplace.

Competition

Competition in the collaboration space comes from the open source space, the proprietary software space, web, or Software as a Service (SaaS) space. The latest generation of internet technology, including Web 2.0, and service-oriented architecture (SOA) will extend the scope and potential for collaborative working. New web standard products could push people to stop using e-mail to share documents and instead collaborate through shared workspaces.

Gartner estimates that $6 billion was invested in collaboration software licenses in 2005 in the enterprise. This is predicted to increase to more than $9 billion by 2009.

IBM research says that in 2004, 50% of the collaboration market opportunity occurred in companies with less than 1,000 employees. Growth in spending is higher for small and medium businesses (up to 1000 employees) than in large and very large businesses (greater than 1,000). The growth opportunity in the SMB market is expected to increase from $73 billion to $109 billion by 2007, with $18 billion in the midmarket segment. North America is both the largest and fastest growing market — expected to reach 52% of total opportunity by 2007.

In September of 2006, The Gartner Group released a report entitled, “Enterprise Social Software to Boost Efficacy of Non-Routine Work.” In this report, Gartner states that "the next big wave of productivity gains will come from improving the efficiency of non-routine, creative work, particularly that which results from the key activities by which workers create value — discovering, innovating, collaborating, leading and learning."  According to Gartner, "Enterprise social software will expand the options available for augmenting key behaviors that rely on social interactions such as discovering, innovating, collaborating, leading and learning. The challenge is to adapt and adopt different ways to stimulate and channel the creativity of high impact workers toward developing new ideas, collaborating across organizational boundaries, and establishing more effective virtual teams."
Vendors will also target small businesses with hosted collaboration services. Vendors have dozens of hosted collaboration services in the market, used by millions of small-business employees. Some vendors offer just asynchronous collaboration features (e.g., discussion threads, document repository, and workflow). Others also offer real-time collaboration (e.g., Web conferencing and instant messaging). Hosted collaboration service providers increasingly offer these capabilities as part of a broader set of business applications (e.g., contact management, customer management, and project management)

Predicting which vendors will deliver the lion’s share of these technologies and services in the future is far from straightforward. The main vendors, IBM and Microsoft, are rapidly reengineering their products to take into account new technologies and to support different ways of working together. As they race to compete with each other, potential newcomers such as Google, Zimbra and other web-based products are appearing in the rear view mirror.

Governmental Regulation

We are subject to the same federal, state and local laws as other companies conducting business in the software field. Our products are subject to copyright laws. We may become the subject of infringement claims or legal proceedings by third parties with respect to our current or future products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights, or to establish the validity of our proprietary rights. Any such claims could be time-consuming, divert management from our daily operations, result in litigation, cause product shipment delays or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. Moreover, an adverse outcome in litigation or a similar adversarial proceedings could subject us to significant liabilities to third parties, require the expenditure of significant resources to develop non-infringing products, require disputed rights to be licensed from others or require us to cease the marketing or use of certain products, any of which could have a material adverse effect on our business and operating results.

Research and Development

Software development costs incurred in conjunction with product development are charged to expense until technological feasibility is established in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed, or SFAS 86. Thereafter, all software product development costs are capitalized and reported at the lower of unamortized cost or net realizable value. The establishment of technological feasibility and the ongoing assessment of the recoverability of costs require considerable judgment by us with respect to certain external factors, including, but not limited to, anticipated future gross product revenues and estimated economic life and changes in software and hardware technology. We do not have any capitalized software product development costs as of December 31, 2005. Research and product development expenditures were approximately $369,282 and $709,666 in the years ended December 31, 2004 and 2005, respectively.

Employees

At December 1, 2006, we had 58 employees and one contractor in the United States. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit. All employees sign standard employment agreements that specify they are all “at will” employees.

Facilities

In September 2005, we entered into an agreement to lease 15,154 square feet of office space in Huntington Beach, California to house our administrative, marketing, system development and technical support operations. We pay approximately $28,793 per month in rent under this lease, which expires in September 2010.

According to the terms of the agreement, we provided a $63,646.80 secured certificate of deposit to the landlord. The secured certificate of deposit will be credited to us at the beginning of month 37 of the lease term against the then scheduled base rent due to the landlord.

Legal Proceedings

We are not party to any pending or, to our knowledge, threatened legal proceedings.

MANAGEMENT

Executive Officers and Directors

The following table shows the positions held by our board of directors and executive officers, and their ages as of January 22, 2007:

Name	Age	Position
Richard Lusk	51	Chief Executive Officer, President and Director
Suyen Castellon	33	Secretary and Director
Reid Dabney	55	Senior Vice President and Chief Financial Officer
Daniel O’Shea	24	Senior Vice President and Chief Experience Officer
Oliver Starr	38	Senior Vice President and Chief Mobility Officer
David Madison	49	Senior Vice President - Product Strategy
J. Michael Arrington	36	Director
Simon J. Aspinall	39	Director
Danilo Cacciamatta	61	Director
________________

Richard Lusk became a member of our board in February 2006. He founded Foldera in December 2001 with a vision to create an on-demand Information Organizer that would replace traditional enterprise software technology like Outlook and Lotus Notes. Mr. Lusk is now regarded as the leader of what he has termed “Organization 2.0,” the growing belief that your work should be organized automatically while you work. Under Mr. Lusk’s direction, we have grown from a ground-breaking idea into a publicly-traded company that is among the technology leaders in on-demand information management. Mr. Lusk is internationally recognized as one of the preeminent thinkers in information organization technology. Prior to founding Foldera, Mr. Lusk was a founding shareholder of Predictive Technologies and Oanda.com, the leading foreign exchange rate website which services 13,000 customers, including AOL, AMEX, Microsoft, FedEx and Travelocity. Before Oanda.com, he was a founding shareholder of Platform Technologies, a leading developer of online trading solutions. Mr. Lusk is a frequent speaker at industry conferences including ETech and the Collaborative Technology Conference.

Suyen Castellon became a member of our board in February 2006. She was a director and secretary of Taskport since its inception in 2001. Prior to Taskport, Ms. Castellon was an administrative assistant to the Chief Executive Officer at Custom Branded Networks, from January 1996 to April 2001. Suyen Castellon is married to Richard Lusk, our Chief Executive Officer, President and Director.

Reid Dabney became our Senior Vice President and Chief Executive Officer in February 2006. Mr. Dabney was Taskport’s Chief Financial Officer since March 2005. Since July 2003, Mr. Dabney has been engaged by CFO911 as a business and financial consultant. During the same period, Mr. Dabney also served as Vice President of National Securities, a broker-dealer firm specializing in raising equity for private operating businesses that have agreed to become a public company through a reverse merger transaction with a publicly traded shell company. From June 2002 to January 2003, Mr. Dabney was the chief financial officer of House Ear Institute in Los Angeles, California, from March 2001 to June 2002, he was senior vice president of Gerard Klauer Mattison, a New York based broker-dealer firm and from January 2000 to March 2001, he was the senior vice president of Ladenburg Thalmann, a broker-dealer firm. Mr. Dabney received a B.A. from Claremont McKenna College and an M.B.A. in Finance from the University of Pennsylvania’s Wharton School.

Daniel O’Shea became our Senior Vice President and Chief Experience Officer in February 2006. He was Taskport’s Chief Information Architect and the Senior Engineer of GUI Development since joining Taskport in December 2001. As a founding member, Mr. O’Shea was the first developer to join our development team, bringing his expertise in Human-Computer Interaction and Application Usability Engineering. From our inception, he has been an instrumental contributor in the design, architecture and implementation of the Foldera application. Mr.

O’Shea has also played a key role in the development of corporate policy and procedure, making application development far more efficient. As an independent technology consultant, he worked with large clients such as Mercedes-Benz, as well as a variety of small and medium-sized businesses. Mr. O’Shea also provides practical experience in effective web application development, as well as essential skills in building and managing software development teams.

Oliver Starr became our Senior Vice President, Chief Mobility Officer and Corporate Blogger in January 2006. From December 2005 to the present Mr. Starr has been the editor of MobileCrunch, a TechCrunch Network blog, or online journal, that is devoted to mobility and mobile applications, and is generally accepted to be the largest blog in the world, by readership, that is focused on mobile applications. TechCrunch Networks is comprised of a number of technology-oriented blogs. From 1995 to the present, Mr. Starr has also served as the Chief Executive Officer of Supplement Facts, Inc., a company he founded, that provides product development and regulatory consulting services to the dietary supplement industry. Mr. Starr also founded and served as the Chief Technology Officer for Hello, Inc., a value-added reseller of telecommunications services and provider of management services, from May 2003 to December 2006. From June 2005 to December 2005 Mr. Starr was an Executive in Residence with Angel Strategies, LLC, a boutique investment capital organization with $300 million under management. From July 1, 2002 to July 1, 2005 he was the Chief Executive Officer and Chief Information Officer of Avastar, Inc, a marketing/distribution company.

David Madison became our Senior Vice President of Product Strategy in August 2006. For the past 14 years, David has held increasingly senior positions at Microsoft Corporation, most recently operating as Senior Product Manager for the company’s Information Worker Collaboration Team, which was responsible for the analysis of several competitor’s collaboration products. Prior to this position, Mr. Madison was the Lead Program Manager for Microsoft’s Exchange Customer Experience Team. Mr. Madison also held Product Manager and Senior Support Engineer positions earlier in his tenure at Microsoft.

J. Michael Arrington became a Director in June 2006. Mr. Arrington is the author of a popular and influential Web 2.0 Technology Blog called TechCrunch, which he has operated since June 11, 2005. Prior to his involvement with TechCrunch, from July 2004 to June 2005, Mr. Arrington was a consultant for a number of companies, including Verisign, Inc., Fatlens and SnapNames. Prior to that, from December 2003 to July 2004, Mr. Arrington was the Chief Executive Officer of Pool.com, Inc., a company that arranges the buying and selling of web domains. Prior to that, from September 2002 to December 2003, he served as Chief Operating Officer of RazorGator, Inc., a leading secondary ticketing distributor. Prior to that, Mr. Arrington was an independent consultant from December 2001 to September 2002, and, from June 2001 to December 2001 he served as Vice President, Operations for London-based Global Name Registry Ltd., with responsibility for the sales, marketing, business development, product and legal groups. Mr. Arrington received a B.A. degree from Claremont McKenna College and a J.D. degree from Stanford Law School.

Simon J. Aspinall became a Director in December 2006. Mr. Aspinall has been employed by Cisco Systems, Inc. for more than the past five years. He is currently the Senior Director of the Cisco Internet Business Solutions Group (IBSG) Mobile organization worldwide, where he leads a team that is responsible for driving, identifying and developing new business opportunities with mobile operators, linking the mobile, service provider and business sectors. Since its inception, the IBSG Mobile team has built relationships with 80 percent of the leading operators in the U.S., Europe, and Asia-Pacific. Mr. Aspinall has held a number of senior management roles at Cisco, leading the European field operations team with responsibility for new business solutions, Cisco Powered Networks marketing, service consulting, business consulting and market intelligence for the European telecommunications business. Before Cisco, Mr. Aspinall spent eight years at Mercer Management Consulting, a firm providing management, financial, and marketing consultancy to the worldwide telecommunications sector. He was also the founder and non-executive director of an Internet incubator with operations in five countries. He holds an M.B.A. (Insead) and a master’s degree in engineering and computing science from Oxford University.

Danilo Cacciamatta became a director in December 2006. Mr. Cacciamatta has been the Chief Executive Officer of Cacciamatta Accountancy Corporation, a Public Company Accounting Oversight Board registered firm, for more than the past five years. Prior to forming that firm, Mr. Cacciamatta was employed by KPMG Peat Marwick from 1972 to 1988 in a variety of positions, including audit partner from 1980 to 1988. Mr. Cacciamatta has served as a Director of California First National Bancorp since June 2001 and is a member of the American

Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Cacciamatta received a B.A. degree from Pomona College and an M.B.A. degree from the University of California at Riverside.

There are no family relationships among our directors and executive officers, except that Richard Lusk and Suyen Castellon are husband and wife. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Each director holds office until our next annual meeting of stockholders or until his death, resignation or removal, if earlier.

Committees of the Board

Audit Committee. We intend to establish an audit committee comprised of our entire board of directors, as specified in section 3(a)(58)(B) of the Exchange Act. The audit committee will function pursuant to a written charter which will be adopted by the board or directors. The audit committee will have such powers as may be assigned to it by the board of directors from time to time. The audit committee will be charged with, among other things:

•	recommending to the board of directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

•
the appointment, compensation, retention and oversight of the work of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit review or attest services for us;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	approving the scope of the financial audit;

•	requiring the rotation of the lead audit partner;

•	consulting regarding the completeness of our financial statements;

•	reviewing changes in accounting principles;

•	reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;

•	reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;

•	reviewing the adequacy of the audit committee charter at least annually;

•	meeting with our internal auditor on a regular basis;

•	performing an internal evaluation of the audit committee on an annual basis; and

•	reporting to the board of directors on the audit committee's activities, conclusions and recommendations.

Compensation Committee. We intend to establish a compensation committee comprised of our entire board of directors. The compensation committee will function pursuant to a written charter which will be adopted by the board of directors. The compensation committee will have such powers as may be assigned to it by the board of directors from time to time. It will be charged with, among other things, assisting the board of directors in:

•	approving and evaluating the compensation of directors and executive officers;

•	establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our shareholders;

•	establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with our business and the interests of our shareholders;

•	together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

•	periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the board of directors for changes;

•
assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the board of directors (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

•
overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

•	reviewing the overall performance of our employee benefit plans and making recommendations to the board regarding incentive-compensation plans and equity-based plans;

•	together with the full board of directors, reviewing and making recommendations to the independent directors of the board regarding the form and amount of director compensation;

•	ensuring that our compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on us by the board; and

•	producing an annual report on executive compensation for inclusion in our proxy statement.

In general, the compensation committee will formulate and recommend compensation policies for board approval, oversee and implement these board-approved policies, and keep the board apprised of its activities on a regular basis. In addition, the compensation committee, together with the full board, will develop criteria to assist the board's assessment of the Chief Executive Officer's leadership of our company.

Director Compensation

We reimburse our directors for travel and other out-of-pocket expenses incurred in attending Board meetings. We do not pay cash compensation to our employee directors. Our independent directors have historically received annual cash compensation of $30,000 and have been eligible to receive stock options under our 2005 Stock Option Plan. Beginning in January 2007, our independent directors have agreed to forego receiving ongoing cash compensation in exchange for a higher stock option grant.

Executive Compensation

The following table sets forth, for the most recent fiscal year, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered to us by our Chief Executive Officer and two other executive officers in such year who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer as at December 31, 2006:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion (4)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compe-nsation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Richard Lusk, CEO	2006	254,819	0	0	343,485	0	0	0	598,304

Daniel O’Shea, SVP	2006	151,745	0	0	320,000	0	0	0	471,745

Reid Dabney, CFO	2006	146,845	0	0	120,000	0	0	0	266,845

Jean-Pierre Poveda, SVP	2006	88,912	0	0	320,000	0	0	0	408,912

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Richard Lusk, CEO	844,441	755,559	0	0.55	2/12/2016	0	0	0	0

Daniel O’Shea, SVP	844,441	755,559	0	0.50	2/12/2016	0	0	0	0

Reid Dabney, CFO	316,669	283,331	0	0.50	2/12/2016	0	0	0	0

Jean-Pierre Poveda, SVP	577,777	0	0	0.50	N/A	0	0	0	0

Options/SAR Grants in Fiscal Year Ended December 31, 2005

There were no stock option grants made during the fiscal year ended December 31, 2005 to any of the named executive officers.

Aggregated Option/SAR Exercises in Fiscal Year Ended December 31, 2005 and Fiscal Year End Option/ SAR Values

No named executive officer had outstanding stock options at December 31, 2005.

Employment Agreements

There are no employment agreements for any of the named executive officers.

Stock Option Plan

Our 2005 Stock Option Plan was approved by a written consent of the holders of a majority of our outstanding common stock. In connection with our 2006 reverse merger transaction, Expert Systems adopted and assumed all of Taskport’s obligations under its 2005 Stock Option Plan. As of September 30, 2006, there were outstanding stock options to purchase 7,753,333 shares of our common stock.

2005 Stock Option Plan

We adopted and our stockholders approved our 2005 Stock Option Plan (the “2005 Plan”) prior to the 2006 reverse merger transaction to become effective on September 1, 2005. The 2005 Plan provides that our Board of Directors, or a Committee thereof, may grant incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) to selected employees, directors and consultants of the Company, its parents or subsidiaries to purchase our common stock.

Share Reserve. The aggregate number of shares of common stock that may be issued pursuant to options granted under the 2005 Plan is 12,000,000 shares. As of the date hereof, 7,753,333 shares of common stock have been issued under the 2005 Plan, 7,753,333 shares of common stock are covered by outstanding awards and 4,246,667 are available for issuance and not covered by outstanding awards.

Administration. Our Board of Directors will administer the 2005 Plan. The Board of Directors may delegate authority to administer the 2005 Plan to a committee. Subject to the terms of the 2005 Plan, the plan administrator determines the persons to receive option grants, the grant dates, the numbers and the types of options to be granted and the terms and conditions of the options, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted and have the ability to modify and amend each option and the 2005 Plan. The plan administrator shall also construe and interpret the terms of the 2005 Plan.

Exercisability of Option Grants. All stock options are evidenced by a stock option agreement. The plan administrator determines the exercise price for a NQSO, provided that such options cannot have an exercise price below 85% of the fair market value of our common stock on the date such options are granted. An ISO granted under the 2005 Plan cannot have an exercise price below the fair market value of our common stock on the grant date of the option. However, when an optionee holds more than 10% of the voting power of all classes of our stock or any parent or subsidiary stock, the exercise price of NQSOs and ISOs cannot be less than 110% of the fair market value of our common stock on the date of grant.

Exercise Price of Options. Generally, NQSOs and ISOs granted under the 2005 Plan become exercisable at a rate no less than 20% per year over five years from the date of grant and the term of the option can be no more than ten years from the date of grant. However, option grants to officers, directors and consultants can become exercisable at a slower rate. Additionally, when an optionee holds more than 10% of the voting power of all classes of our stock or any parent or subsidiary stock, ISOs granted under the 2005 Plan to the optionee cannot be exercised later than the fifth anniversary date of the date of grant. ISOs granted under the 2005 Plan to any optionee which become exercisable for the first time in any one calendar year with an aggregate fair market value, as of the respective date or dates of grant, of more than $100,000, shall be treated as NQSOs.

Post-Termination Exercise Period. The plan administrator determines the term of NQSOs and ISOs granted under the 2005 Plan. If an optionee’s service relationship with us, or any parent or subsidiary of ours, ceases due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options for 12 months in the event of disability or death, after the date such service relationship ends, unless the terms of an optionee’s option agreement provides for a shorter or longer period (though the exercise period may not be less than six months). If an optionee’s relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionee may exercise any vested options for 3 months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination (though the exercise period may not be less than thirty days). Notwithstanding the foregoing, an option cannot be exercised at a date later than the expiration of the term of such option, as set forth in the option agreement.

Consideration. Acceptable consideration for the purchase of common stock issued upon the exercise of an option will be determined by the plan administrator and may include cash, check, a promissory note, other shares, consideration received by us under a cashless exercise program, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted by law.

Not Transferable. Generally, an optionee may not transfer an option other than by will or the laws of descent and distribution unless the plan administrator provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Changes to Capital Structure. In the event we undergo certain changes in our capital structure, such as a stock split, the number of shares reserved under the plan and the number of shares and exercise price or strike price, if applicable, of all outstanding awards will be appropriately adjusted.

Changes in Control. In the event we merge with or into another corporation or a sale of all or substantially all of our assets, all outstanding options under the 2005 Plan either will be assumed or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume or substitute for such options, the option will be accelerated so that it is fully vested and exercisable and such options will be terminated if not exercised prior to the effective date of such corporate transaction.

Other Terms and Conditions of Options. The plan administrator may at any time buy out any and all options previously granted for cash or shares, based on such terms and conditions as the plan administrator may establish.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the number of shares of our common stock beneficially owned on January 22, 2007 by:

•	each person who is known by us to beneficially own 5% or more of the outstanding shares of our common stock,

•	each of our directors and executive officers named in the Summary Compensation Table appearing on page 40, and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees.  Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

The address of each of the persons listed below is c/o Foldera, Inc., 17011 Beach Blvd., Suite 1500, Huntington Beach, California 92647.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Richard Lusk	56,221,433	49.8%
Suyen Castellon	56,221,433	49.8%
Reid Dabney	483,336	*
Daniel O’Shea	3,113,657	2.8%
Oliver Starr	144,444	*
J. Michael Arrington	--	*
David Madison	--	*
Simon Aspinall	--	*
Danilo Cacciamatta	--	*
All directors and executive officers as a group (6 persons)	59,962,870	53.1%
_____________________________

* Less than 1% of outstanding shares.

(1)
Based upon 110,516,492 shares of common stock outstanding on January 22, 2007, as calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and 2,422,214 officer and director stock options vested and in the money as of February 2, 2007. Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days of the date of this prospectus by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Taskport issued a total of 3,250,000 shares of common stock to Richard Lusk as compensation in lieu of cash for his services through December 31, 2005.

In March 2004, Taskport entered into a consulting agreement with Jnan Dash, Taskport’s Chief Technology Evangelist, pursuant to which Taskport agreed to pay him a fee of $10,000 per month commencing upon receipt by Taskport of at least $3,000,000 of financing, and further agreed to issue to him 200,000 shares of common stock upon commencement, an additional 300,000 shares upon Taskport’s receipt of at least $3,000,000 of financing, and up to an additional 700,000 shares in increments upon achievement by Taskport of certain milestones pertaining to the successful beta launch of Taskport’s service, the successful production launch of the Taskport service and the receipt of subscriptions from 1,000,000 users of the Taskport service. The agreement may be terminated at any time by either party.

In March 2005, Taskport entered into an engagement agreement with CFO911 pursuant to which CFO911 agreed to provide services to Taskport including assistance in completing Taskport’s business plan and performing due diligence on Taskport’s financial projections for reasonableness and accuracy from a financial investor’s perspective. We agreed to pay CFO911 a total of $10,000 for these services. We also engaged CFO911 to perform other services, including assistance in connection with our proposed reverse merger with a company whose shares trade on the OTC Bulletin Board, for which CFO911 was compensated in cash and received 300,000 shares of Taskport’s common stock. These shares have been recorded at fair value of $150,000, which is based on the price of shares issued close to the date of services rendered. Reid Dabney, Foldera’s Chief Financial Officer, is associated with CFO911.

Reid Dabney is the brother of Neil Dabney, who is associated with Brookstreet Securities Corporation, the placement agent of our August 2006 private placement. Reid Dabney received no fees or other compensation whatsoever in connection with that private placement. Brookstreet and its brokers received warrants to purchase a total of 611,857 warrant to purchase our common stock with an exercise price of $1.75 for placement agent services rendered to us to date.

We entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

We believe that all of the above transactions and arrangements were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between us and our affiliates will be advantageous, that conflicts of interest will not arise with respect to these transactions or arrangements, or that if conflicts do arise, they will be resolved in a manner favorable to us. Any future transactions will be approved by a majority of the independent and disinterested members of our board of directors, outside the presence of any interested director and, to the extent deemed necessary or appropriate by the board of directors, we will obtain fairness opinions or stockholder approval in connection with any such transaction.

SELLING STOCKHOLDERS

August 2006 Private Placement

During August 2006, we closed a private placement to accredited investors of approximately 1,957,917 shares of our common stock, at a purchase price of $2.25 per share, for gross proceeds of $4,405,314.25. As part of the private placement, the investors were issued three-year warrants to purchase up to an aggregate of 978,959 shares of our common stock, at an initial exercise price of $2.25.

To fulfill a commitment we made to the investors in our August 2006 private placement, and in consideration for the waiver by those investors of certain of their registration rights, we issued to those investors an aggregate of 2,121,077 additional shares of common stock and warrants to purchase an additional 1,378,960 shares of common stock at an exercise price of $1.75 per share. Also, the exercise price for the warrants to purchase 978,959 shares of our common stock was reset from $2.25 to $1.75 per share.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

We have agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the initial closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the final closing date, (iii) use our best efforts to respond to any SEC comments or questions regarding the shelf registration statement on or prior to the date which is 20 business days from the date such comments or questions are received, but in any event not later than 30 business days from the date such comments or questions are received; and (iv) keep the shelf registration statement effective for 12 months following the effective date of the shelf registration statement. If we are unable to comply with any of the above covenants, we will be required to issue the investors additional shares of our common stock in an amount of 1.0% of the number of shares sold to the investors for the first 30-day period in which we fail to comply with any of the above covenants, with additional shares being issued at a rate of 1.0% of the number of shares sold for each week in which we fail to comply. In no event, however, will such additional shares exceed 10.0% of the number of shares issued to the investors.

The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

October 2006 Private Placement

On October 19, 2006 we completed the closing of a private placement to institutional accredited investors of 4,166,667 shares of our common stock, at a purchase price of $1.08 per share, for gross proceeds of $4,500,000. As part of the private placement, the investors were issued five-year warrants to purchase up to an aggregate of 2,083,333 shares of our common stock, at an initial exercise price of $1.75. One of the investors was also issued a six-month warrant to purchase up to 3,703,704 shares or our common stock, at an initial exercise price of $1.25, and a five-year warrant to purchase up to 1,851,852 shares of our common stock, at an initial exercise price of $2.00.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

We have agreed, pursuant to the terms of a registration rights agreement with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the initial closing date;

(ii) use our commercially reasonable efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 90 days after the closing date; and (iiii) keep the shelf registration statement effective until all registrable securities may be sold under Rule 144(k) under the Securities Act. If we are unable to comply with any of the above covenants, we will be required to pay liquidated damages to the investors in the amount of 2% of the investors’ purchase price per month (up to a maximum of 10% of the purchase price).

The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Selling Stockholder Table

The following table sets forth:

•	the name of the selling stockholders,

•	the number of shares of common stock beneficially owned by the selling stockholders as of January 22, 2007,

•	the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

•
the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

Except as noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us.

Except as noted in the footnotes to the table below, none of the selling stockholders is a broker-dealer registered with the National Association of Securities Dealers, Inc. or is an affiliate of such a broker-dealer. The registered broker-dealers identified below will be deemed underwriters in connection with this offering.

Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after January 22, 2007. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. None of the selling stockholders is an affiliate of our company.

	Beneficial Ownership	Shares Registered	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering (1)	in this Offering (2)	Number of Shares	Percent (4)
August 2006 Private Placement Investors
Robert Gleeson	20,833	20,833	0	*
Warren Stringer	173,594	173,594	0	*
Vivian Chan Chun	15,625	15,625	0	*
Alan S. Hodes	13,891	13,891	0	*
CM Frankehoff and Victoria A. Frankehoff, Tenants in Common	62,500	62,500	0	*

	Beneficial Ownership	Shares Registered	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering (1)	in this Offering (2)	Number of Shares	Percent (4)
Wendell Y.M. Lew Revocable Living Trust Wendell Lew TTEE (5)	555,556	555,556	0	*
Tracy G. Gentry	31,250	31,250	0	*
Tom Steidinger	34,722	34,722	0	*
Ed Weller	15,625	15,625	0	*
William P. Fitzgerald	15,625	15,625	0	*
Michial D. Howell and Katherine Fitzgerald, Joint Tenants (26)	20,629	20,629	0	*
YKA Partners Ltd., Kenneth C. Aldrich, Invest. Mgr. and Yvonne Craig Aldrich (6)	62,500	62,500	0	*
Ken Ryan	15,625	15,625	0	*
Margaret M. Kohi	281,250	281,250	0	*
Gedalia Asulin and Rene Asulin, Joint Tenants	34,722	34,722	0	*
Alan Fisher	11,111	11,111	0	*
Robert Chaput	125,000	125,000	0	*
Philip Feick and Helen Feick, Joint Tenants	15,625	15,625	0	*
Richard W. Pogue	125,000	125,000	0	*
Elexis Solomon	15,625	15,625	0	*
Allen L. Zecha	34,722	34,722	0	*
Abraham Slomovics and Rachel Slomovics, Joint Tenants	31,250	31,250	0	*
Sharon Snider	17,361	17,361	0	*
Weist Family Trust dated 8/11/82 Robert D. Weist TTEE Sally C. Weist TTEE (7)	156,250	156,250	0	*
C. Kenneth Johnson	17,500	17,500	0	*
Jeffrey J. Hansen	31,250	31,250	0	*
Clark Estate Trust dated 1996 Paul Clark, Jr. TTEE (8)	13,889	13,889	0	*
Tim Porter and Samantha Porter, Tenants in the Entirety	37,500	37,500	0	*
Michael Gartenberg and Susan Gartenberg, Joint Tenants	31,250	31,250	0	*
Carlyle F. Barnes	34,688	34,688	0	*
Terrence Stringer and Constance Stringer, Joint Tenants	34,722	34,722	0	*
William E. Bishop	15,625	15,625	0	*
Beth Blecha	25,000	25,000	0	*
PPG Management Consultants, LLC 401(k) Plan and Trust #002 dated 1/1/87 Jack Oster TTEE (9)	31,250	31,250	0	*
Robert D. Bjork M.D., S.C. MPP & Trust #001 dated 8/21/03 Robert D. Bjork, TTEE (10)	25,000	25,000	0	*
Frederick & Co., Inc., Lon Frederick, President (11)	65,834	65,834	0	*
Vienna Sui Sheung Hou	69,444	69,444	0	*
Max A. Williams and Stephanie Slavin, Joint Tenants	31,250	31,250	0	*
James Enterline and Esther Enterline, Joint Tenants	125,000	125,000	0	*
Richard Bibler	156,250	156,250	0	*
Menachem Genack and Sarah Genack, Joint Tenants	62,500	62,500	0	*
Ronald S. Kahan	15,625	15,625	0	*
Alfred Feldman	62,500	62,500	0	*
Clark K. Hallam	15,625	15,625	0	*

	Beneficial Ownership	Shares Registered	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering (1)	in this Offering (2)	Number of Shares	Percent (4)
Kurt L. Konigseder	31,250	31,250	0	*
Donald E. Fox	31,250	31,250	0	*
Thomas D. Regnier	93,750	93,750	0	*
Hersh J. Goldberg and Esther B. Goldberg, Joint Tenants	62,500	62,500	0	*
Dennis Troha	31,250	31,250	0	*
Clyde McNeal	31,250	31,250	0	*
George Anderl	31,250	31,250	0	*
Daniel Granick	69,444	69,444	0	*
Mark Niu	31,250	31,250	0	*
Joseph F. Pickering & Helen D. Pickering Trust (12)	34,375	34,375	0	*
Edward Nolte	62,500	62,500	0	*
Luis Garcia and Iris Garcia, Joint Tenants	69,444	69,444	0	*
Robert A. Lee	31,250	31,250	0	*
Andrea L. Taxman	7,813	7,813	0	*
Royal Taxman	14,063	14,063	0	*
Jon Wesner	31,250	31,250	0	*
Michael K. Blackaby	17,361	17,361	0	*
Frank Konigseder	31,250	31,250	0	*
Deborah Dentry Baggett	31,250	31,250	0	*
Michael Plunkett and Linda Plunkett	17,361	17,361	0	*
Hershel Feldman	62,500	62,500	0	*
Guardian Distributors (13)	31,250	31,250	0	*
George M. Koga Revocable Living Trust (14)	59,722	59,722	0	*
Stuart Miller Trust FBO Stuart Miller (15)	34,722	34,722	0	*
Jonathan J. Sheinkop (26)	49,075	49,075	0	*
William Tyler Peterson (26)	20,139	20,139	0	*
Louis Kreisberg	62,500	62,500	0	*
Tamar Lehman	62,500	62,500	0	*
Grant Heller	31,250	31,250	0	*
Griep Trust (16)	62,500	62,500	0	*
Numa Capital, LLC (17)	347,222	347,222	0	*
Aaron Heimowitz (26)	52,921	52,921	0	*
Peter Mabery and Carole Mabery, Joint Tenants	31,250	31,250	0	*
Paul Levy	69,444	69,444	0	*
Anthony Naso	31,250	31,250	0	*
Homer Noble and Stephanie Noble, Joint Tenants	31,250	31,250	0	*
Feuer Family Partnership (18)	62,500	62,500	0	*
James Concannon	62,500	62,500	0	*
Burton Bartlett (26)	53,115	53,115	0	*
Daniel Rush	56,250	56,250	0	*
Michael Sheinkop	34,722	34,722	0	*
Jovian Partners, LP (19)	78,125	78,125	0	*
South Coast Radiological Medical Group, Inc. 401(K) Profit Sharing Plan (20)	118,750	118,750	0	*
David Ofman	31,250	31,250	0	*
Michael Waidelich and Brenda Waidelich, Joint Tenants	15,625	15,625	0	*

	Beneficial Ownership	Shares Registered	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering (1)	in this Offering (2)	Number of Shares	Percent (4)
Ivan Norman (26)	87,504	87,504	0	*
Reuben Wong and Vera Wong, Joint Tenants	62,500	62,500	0	*
Walt Yeomans	31,250	31,250	0	*
James Spring	15,625	15,625	0	*
Harry Glass and June Glass, Joint Tenants	31,250	31,250	0	*
Martin Testa and Debra Testa, Joint Tenants	31,250	31,250	0	*
Sandra Devine	15,625	15,625	0	*
Lawrence Cochran and Myra Cochran, Joint Tenants	15,625	15,625	0	*
Robert Boyer	34,375	34,375	0	*
John Elderkin	34,722	34,722	0	*
The Rex and Judith Bein Revocable Trust (21)	15,625	15,625	0	*
Peter Bexelius and Michelle Bexelius, Joint Tenants	15,625	15,625	0	*
Michael Testa	15,625	15,625	0	*
William Cannon	69,444	69,444	0	*
Eric Testa	7,813	7,813	0	*
John Crawford and Susan Crawford, Joint Tenants	31,250	31,250	0	*
Devorah Kleinberg and Sidney Kleinberg, Joint Tenants	62,500	62,500	0	*
Dennis Kelly	31,250	31,250	0	*
Michele Testa	7,813	7,813	0	*
Suryakant M. Patel and Sarla Patel, Joint Tenants	125,000	125,000	0	*
Pamela Godinez	46,875	46,875	0	*
Leonard Erskine and Cheryl McDonald, Joint Tenants	31,250	31,250	0	*
Barbara Treitel	31,250	31,250	0	*
Childre Revocable Trust (22)	194,444	194,444	0	*
Barry Barnholtz	69,444	69,444	0	*
Brookstreet Securities Corporation (23)	205,308	205,308	0	*
Neil Dabney (24)	102,654	102,654	0	*
Susan Marie Haynes (24)	102,655	102,655
James P. Somers (24)	82,367	82,367	0	*
Timothy Adkins (24)	31,188	31,188	0	*
David Braeger (24)	21,483	21,483	0	*
Thomas J. Brough (24)	12,501	12,501	0	*
Kevin Browne (24)	3,334	3,334	0	*
Mark Erskine (24)	30,842	30,842	0	*
Randy Millen (24)	6,667	6,667	0	*
David Nesson (24)	13,505	13,505	0	*
Wayne Palmer (24)	1,334	1,334	0	*
Juan Rosario (24)	834	834	0	*
David Singer (24)	9,669	9,669	0	*
Darrell Smith (24)	13,336	13,336	0	*
Ronald Smith (24)	46,661	46,661	0	*
Denis Wong (24)	20,779	20,779	0	*
Warren Woon (24)	17,593	17,593	0	*
October 2006 Private Placement Investors
Vision Opportunity Master Fund Ltd. (25)	11,111,116	12,222,227.6	0	*
Crescent International Ltd. (26)	694,444	763,888.4	0	*

	Beneficial Ownership	Shares Registered	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering (1)	in this Offering (2)	Number of Shares	Percent (4)
HPC Capital Management Corp. (27)	416,667	458,333.7	0	*
Investors with registration rights pursuant to pre-existing agreements
IBIS Consulting Group (28)	80,000	80,000	0	*
George Mottel	7,500	7,500	0	*
Don Carnegie	170,000	170,000	0	*
Ardelle St. George	170,000	170,000	0	*
Selling Stockholders as a Group		20,810,630
_________________

* Less than 1% of outstanding shares.

(1)	Beneficial ownership as of January 22, 2007, for all selling stockholders based upon information provided by the selling stockholders known to us.

(2)	The number of shares in this column includes 11,255,244 shares of our common stock issuable upon the exercise of outstanding warrants to purchase our common stock.

(3)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4)
Based on 110,516,492 shares of common stock outstanding on January 22, 2007. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after January 22, 2007, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(5)
Wendell Y.M. Lew is the trustee of Wendell Y.M. Lew Revocable Living Trust, which is the registered holder of the shares of common stock. Mr. Lew, as trustee of Wendell Y.M. Lew Revocable Living Trust has voting and disposition power over the shares owned by Wendell Y.M. Lew Revocable Living Trust offered under this prospectus.

(6)
Kenneth C. Aldrich and Yvonne Craig-Aldrich are the portfolio managers of YKA Partners, Inc., which is the registered holder of the shares of common stock. Mr. Aldrich and Ms. Craig-Aldrich, as portfolio managers of YKA Partners, Inc., have voting and disposition power over the shares owned by YKA Partners, Inc. offered under this prospectus.

(7)
Robert D. Weist and Sally C. Weist are the joint trustees of the Weist Family Trust, which is the registered holder of the shares of common stock. Mr. Weist and Ms. Weist, as trustees of the Weist Family Trust, have voting and disposition power over the shares owned by Weist Family Trust offered under this prospectus.

(8)
Paul M. Clark is the trustee of the Clark Estate Trust, which is the registered holder of the shares of common stock. Mr. Clark, as trustee of Clark Estate Trust, has sole voting and disposition power over the shares owned by Clark Estate Trust offered under this prospectus.

(9)
Jack Oster is the trustee of PPG Management Consultants, LLC 401(k) Plan and Trust, which is the registered holder of the shares of common stock. Mr. Oster, as trustee of PPG Management Consultants, LLC 401(k) Plan and Trust, has sole voting and disposition power over the shares owned by PPG Management Consultants, LLC 401(k) Plan and Trust offered under this prospectus.

(10)
Robert D. Bjork is the trustee of Robert D. Bjork M.D., S.C. MPP & Trust, which is the registered holder of the shares of common stock. Mr. Bjork, as trustee of Robert D. Bjork M.D., S.C. MPP & Trust, has sole voting and disposition power over the shares owned by Robert D. Bjork M.D., S.C. MPP & Trust offered under this prospectus.

(11)
Lon P. Frederick is the president of Frederick & Company, Inc., which is the registered holder of the shares of common stock. Mr. Frederick, as the president of Frederick & Company, Inc., has sole voting and disposition power over the shares owned by Frederick & Company, Inc. offered under this prospectus. Mr. Frederick is a member of the National Association of Securities Dealers, Inc. and therefore will be deemed an underwriter in connection with this offering. Mr. Frederick is also an associated person with Brookstreet Securities Corporation. Mr. Frederick purchased the shares to be resold in the ordinary course of business and at the time of purchase, Brookstreet Securities had no agreements or understandings directly or indirectly, with any person to distribute the shares.

(12)
Joseph F. Pickering and Helen D. Pickering are the trustees of Joseph F. Pickering & Helen D. Pickering Trust, which is the registered holder of the shares of common stock. Mr. Pickering and Ms. Pickering, as trustees of Joseph F. Pickering & Helen D. Pickering Trust, have voting and disposition power of the shares owned by Joseph F. Pickering & Helen D. Pickering Trust offered under this prospectus.

(13)
Ira Schlesinger is the owner of Guardian Distributors, which is the registered holder of the shares of common stock. Mr. Schlesinger, as the owner of Guardian Distributors, has sole voting and disposition power over the shares owned by Guardian Distributors offered under this prospectus.

(14)
George M. Koga is the trustee of George M. Koga Revocable Living Trust, which is the registered holder of the shares of common stock. Mr. Koga, as trustee of George M. Koga Revocable Living Trust, has sole voting and disposition power over the shares owned by George M. Koga Revocable Living Trust offered under this prospectus.

(15)
Stuart Miller is the trustee of Stuart Miller Trust FBO Stuart Miller, which is the registered holder of the shares of common stock. Mr. Miller, as trustee of Stuart Miller Trust FBO Stuart Miller, has sole voting and disposition power over the shares owned by Stuart Miller Trust FBO Stuart Miller offered under this prospectus.

(16)
Robert Griep is the trustee of Griep Trust, which is the registered holder of the shares of common stock. Mr. Griep, as trustee of Griep Trust, has sole voting and disposition power over the shares owned by Griep Trust offered under this prospectus.

(17)
Anthony Jacobson is the managing member of Numa Capital, LLC, which is the registered holder of the shares of common stock. Mr. Jacobson, as managing member of Numa Capital, LLC, has sole voting and disposition power of the shares owned by Numa Capital, LLC offered under this prospectus.

(18)
Daniel J. Feuer is the general partner of The Feuer Family Limited Partnership, which is the registered holder of the shares of common stock. Mr. Feuer, as general partner of The Feuer Family Limited Partnership, has sole voting and disposition power of the shares owned by The Feuer Family Limited Partnership offered under this prospectus.

(19)
Bruggeman Capital Management, Inc. is the general partner of Jovian Partners, LP, which is the registered holder of the shares of common stock. Lewis L. Bruggeman, as portfolio manager of Bruggeman Capital Management, Inc., has sole voting and disposition power of the shares owned by Jovian Partners, LP offered under this prospectus.

(20)
Lewis L. Bruggeman is the trustee of South Coast Radiological Medical Group, Inc. 401(K) Profit Sharing Plan, which is the registered holder of the shares of common stock. Mr. Bruggeman, as trustee of South Coast Radiological Medical Group, Inc. 401(K) Profit Sharing Plan, has sole voting and disposition power of the shares owned by South Coast Radiological Medical Group, Inc. 401(K) Profit Sharing Plan.

(21)
Rex Ian Bein and Judith Ann Bein are the trustees of The Rex and Judith Bein Revocable Trust, which is the registered holder of the shares of common stock. Mr. Bein and Ms. Bein, as trustees of The Rex and Judith Bein Revocable Trust, have voting and disposition power of the shares owned by The Rex and Judith Bein Revocable Trust offered under this prospectus.

(22)
Doc Lew Childre is the trustee of Childre Revocable Trust, which is the registered holder of the shares of common stock. As trustee of the Childre Revocable Trust, Mr. Childre has the voting and disposition power of the shares owned by the Childre Revocable Trust offered under this prospectus.

(23)
Brookstreet Securities Corporation is a member of the National Association of Securities Dealers, Inc. and therefore will be deemed an underwriter in connection with this offering. Stephen Washburn is the Executive Vice President of Brookstreet Securities Corporation, which is the registered holder of a warrant to purchase 611,857 shares of common stock, that it received for acting as the placement agent in connection with our August 2006 private placement. Mr. Washburn, as Executive Vice President of Brookstreet Securities, has voting and disposition power of the shares owned by Brookstreet Securities offered under this prospectus. Brookstreet Securities purchased the shares to be resold in the ordinary course of business and at the time of purchase, Brookstreet Securities had no agreements or understandings directly or indirectly, with any person to distribute the shares.

(24)
Selling stockholder is an associated person with Brookstreet Securities Corporation. Selling stockholder purchased the shares to be resold in the ordinary course of business and at the time of purchase, selling stockholder had no agreements or understandings directly or indirectly, with any person to distribute the shares.

(25)
Adam Benowitz is the Managing Member of Vision Opportunity Master Fund Ltd., which is the registered holder of a warrant to purchase 416,667 shares of common stock, that it received for acting as the placement agent in connection with our October 2006 private placement. Adam Benowitz, as Managing Member of Vision Opportunity Master Fund Ltd., has voting and disposition power of the shares owned by Vision Opportunity Master Fund Ltd. offered under this prospectus. Vision Opportunity Master Fund Ltd. purchased the shares to be resold in the ordinary course of business and at the time of purchase, Vision Opportunity Master Fund Ltd. had no agreements or understandings directly or indirectly, with any person to distribute the shares.

(26)
Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

(27)
HPC Capital Management Corp. is a member of the National Association of Securities Dealers, Inc. and therefore will be considered an underwriter in connection with this offering. Vince Sbarra is the President of HPC Capital Management Corp., which is the registered holder of a warrant to purchase 416,667 shares of common stock, that it received for acting as the placement agent in connection with our October 2006 private placement. Vince Sbarra, as President of HPC Capital Management Corp., has voting and disposition power of the shares owned by HPC Capital Management Corp. offered under this prospectus. HPC Capital Management Corp. purchased the shares to be resold in the ordinary course of business and at the time of purchase, HPC Capital Management Corp. had no agreements or understandings directly or indirectly, with any person to distribute the shares.

(28)
Dina Lyaskovets is the Principal of IBIS Consulting Group, which is the registered holder of the shares of common stock. As Principal of IBIS Consulting Group, Ms. Lyaskovets has the voting and disposition power of the shares owned by the IBIS Consulting Group offered under this prospectus.

PLAN OF DISTRIBUTION

Distribution by Selling Stockholders

We are registering the shares of our common stock covered by this prospectus for the selling stockholders. Each selling stockholder, the “selling stockholders,” of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock through the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•	an exchange distribution in accordance with the rules of the applicable exchange,

•	privately negotiated transactions,

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share,

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise,

•	a combination of any such methods of sale, or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares will be considered “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling stockholders will be considered “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may offer all of the shares of common stock for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or that possibility, may have a depressive effect on the market price of our common stock. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares, all of which are designated as common stock. As of January 22, 2007, there were issued and outstanding:

•	110,516,492 shares of common stock,

•	stock options to purchase 7,753,333 shares of common stock at an average weighted per share price of $0.51, and

•	warrants to purchase 19,580,188 shares of common stock at an average per share exercise price of $1.05.

Our certificate of incorporation does not provide for authorized preferred stock.

The following summary of the material provisions of our common stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The holders of our common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of our business. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon exercise of the warrants described below will be, when issued, fully-paid and non-assessable.

August 2006 Private Placement Warrants

As part of the closing of our August 2006 private placement, we also issued common stock purchase warrants, exercisable until August 16, 2009 to purchase initially up to 978,957 shares of our common stock at an exercise price of $2.25 per share. The warrants expire on the third anniversary of the issuance date, may not be redeemed and do not entitle the holders to any voting rights.

To fulfill a commitment we made to the investors in our August 2006 private placement, and in consideration for the waiver and postponement by those investors of certain of their registration rights, we issued to those investors an aggregate of 2,121,077 additional shares of common stock and warrants to purchase an additional 1,378,960 shares of common stock at an exercise price of $1.75 per share. Also, the exercise price for the warrants to purchase 978,959 shares of our common stock was reset from $2.25 to $1.75 per share.

Adjustments. The warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. These warrants do not confer upon holders any voting or any other rights as stockholders.

Restrictions on Transfer. The offer and sale of common stock purchase warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

Registration Rights. We have agreed, pursuant to the terms of registration rights agreements with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the initial closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the final closing date, (iii) use our best efforts to respond to any SEC comments or questions regarding the shelf registration statement on or prior to the date which is 20 business days from the date such comments or questions are received, but in any event not later than 30 business days from the date such comments or questions are received; and (iv) keep the shelf registration statement effective for 12 months following the effective date of the shelf registration statement. If we are unable to comply with any of the above covenants, we will be required to issue the investors additional shares of our common stock in an amount of 1.0% of the number of shares sold to the investors for the first 30-day period in which we fail to comply with any of the above covenants, with additional shares being issued at a rate of 1.0% of the number of shares sold for each week in which we fail to comply. In no event, however, will such additional shares exceed 10.0% of the number of shares issued to the investors.

October 2006 Private Placement Warrants

As part of the closing of our October 2006 private placement, we issued common stock purchase warrants to purchase initially (i) up to 2,083,333 shares of our common stock at an exercise price of $1.75 per share, (ii) up to 3,703,704 shares of our common stock at an exercise price of $1.25 per share, and (iii) up to 1,851,852 shares of our common stock at an exercise price of $2.00 per share. The warrants expire on the last day of the calendar month in which the 5 year anniversary of the initial exercise date occurs, may not be redeemed and do not entitle the holders to any voting rights.

Adjustments. The warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. These warrants do not confer upon holders any voting or any other rights as stockholders.

Restrictions on Transfer. The offer and sale of common stock purchase warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

Registration Rights. We have agreed, pursuant to the terms of a registration rights agreement with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the initial closing date; (ii) use our commercially reasonable efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 90 days after the closing date; and (iiii) keep the shelf registration statement effective until all registrable securities may be sold under Rule 144(k) under the Securities Act. If we are unable to comply with any of the above covenants, we will be required to pay liquidated damages to the investors in the amount of 2% of the investors’ purchase price per month (up to a maximum of 10% of the purchase price).

Other Stock Purchase Warrants

As of January 22, 2007, other than the August 2006 and October 2006 private placement warrants, there were outstanding warrants to purchase a total of 8,664,944 shares of our common stock, 2,049,280 at an exercise price of $.0625 per share; 819,240 at an exercise price of $.25 per share and 5,796,424 at an exercise price of $.50 per share.

Adjustments. The warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. These warrants do not confer upon holders any voting or any other rights as stockholders.

Restrictions on Transfer. The offer and sale of common stock purchase warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

Market Information

Our common stock is quoted on the OTC Bulletin Board under the trading symbol FDRA.OB. The high and low bid prices for our common stock at the close of business on January 12, 2007, as reported by the OTC Bulletin Board, were $0.76 and $0.72 per share, respectively.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, Inc., and its address is 17 Battery Place, New York, New York 10004. We serve as warrant agent for our warrants.

Limitations of Liability and Indemnification

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

SHARES ELIGIBLE FOR FUTURE SALE

As of January 22, 2007, we had outstanding an aggregate of 110,516,492 shares of our common stock, assuming no exercises of our outstanding stock options and warrants. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

The 100,961,106 outstanding shares of our common stock not included in this prospectus, as of January 22, 2007, will be eligible for sale in the public market as follows:

Public Float

As of January 22, 2007, we had 110,516,492 shares of common stock outstanding. Of these shares, 57,540,656 are owned by officers and directors. The remaining 52,975,836 shares constitute our public float and are freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 1,105,165 shares as of January 22, 2007, or

•	the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of January 22, 2007, no shares of our common stock are eligible for sale under Rule 144. In February 2007, 15,739,024 shares of our common stock would otherwise be eligible for sale under Rule 144, but these shares are already eligible for sale pursuant to our registration statement on Form SB-2, effective May 10, 2006.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. On December 1, 2006, no shares of our common stock will be eligible for transactions under Rule 144(k).

Stock Option Plan

As of December 1, 2006, stock options to purchase 7,753,333 shares of our common stock were outstanding under the 2005 Stock Option Plan. Prior to the completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under our stock option plan. Based on the number of options outstanding and shares reserved for issuance under our stock option plan, the Form S-8 registration statement would cover 13,500,000 shares. The Form S-8 registration statement will become effective immediately upon filing. At that point, subject to the satisfaction of applicable exercisability periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding options granted pursuant to our stock option plan will be available for immediate resale in the public market.

LEGAL MATTERS

Greenberg Traurig, LLP, New York, New York, our counsel, will pass upon the validity of the shares of common stock offered in this prospectus.

EXPERTS

The financial statements included in this prospectus have been audited by Kabani & Company, Inc., independent registered public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the years ended December 31, 2005 and 2004. Effective February 13, 2006, Bagell, Josephs, Levine & Company, L.L.C. was dismissed as our independent auditor. Together with the dismissal of Bagell, Josephs, Levine & Company, L.L.C our board of directors approved the engagement of Kabani & Company, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2006, effective February 13, 2006.

FOLDERA, INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

ANNUAL FINANCIAL STATEMENTS	Page
Report of Registered Public Accounting Firm	F-2
Consolidated Balance Sheet at December 31, 2005 - Restated	F-3
Consolidated Statements of Operations for the years ended December 31, 2005 and 2004 - Restated	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2005 and 2004 - Restated	F-5
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2005 and 2004 - Restated	F-6
Notes to Consolidated Financial Statements - Restated	F-7

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
Unaudited Consolidated Balance Sheet at September 30, 2006 - Restated	F-25
Unaudited Consolidated Statements of Operations for the three and nine month periods ended September 30, 2006 and 2005 and for the Period from December 3, 2001 (Inception) to September 30, 2006 - Restated
F-26
Unaudited Consolidated Statements of Cash Flows for the nine month periods ended September 30, 2006 and 2005 and for the period from December 3, 2001 (Inception) to September 30, 2006 - Restated	F-27
Notes to Unaudited Consolidated Financial Statements - Restated	F-28

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Taskport Inc.
Huntington Beach, California.

We have audited the accompanying balance sheet of Taskport, Inc. as of December 31, 2005, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2005 and 2004 and for the period from December 3, 2001 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taskport Inc. as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the period from December 3, 2001 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12, the financial statements for the year ended December 31, 2005 have been restated.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California.
March 15, 2006, except for note 1, 4, 5, 9, 11, and 12 which are as of January 19, 2007.

TASKPORT, INC.
(A Development Stage Company)
Balance Sheet - Restated
As of December 31, 2005

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$4,826,045
Prepaid expenses and other current assets	56,835
TOTAL CURRENT ASSETS	4,882,880

PROPERTY AND EQUIPMENT	793,745

SECURITY DEPOSIT	31,823

CERTICIATE OF DEPOSIT	64,434

TOTAL ASSETS	$5,772,882

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses, payroll and taxes	$455,182
Loans from related party	2,000
Current portion of capital lease obligations	92,566
TOTAL CURRENT LIABILITIES	549,748

CAPITAL LEASE OBLIGATIONS	115,047

TOTAL LIABILITIES	664,795

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 250,000,000 shares authorized, 87,285,720 shares issued and outstanding	87,286
Additional paid in capital	13,882,580
Deficit accumulated during development stage	(8,861,778)
TOTAL STOCKHOLDERS’ EQUITY	5,108,087

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,772,882

The accompanying notes are an integral part of the financial statements

TASKPORT, INC.
(A Development Stage Company)
Statements of Operations - Restated

	For the Years Ended December 31,		Cumulative from December 3, 2001 (inception) to
	2005	2004	2005
			Restated
NET SALES	$—	$—	$—

OPERATING EXPENSES
General and administrative	3,087,118	2,589,843	8,237,526

OPERATING LOSS	(3,087,118)	(2,589,843)	(8,237,526)

OTHER INCOME/EXPENSE
Other expenses	—	1,396	4,492
Interest (income) expense	(5,240)	—	(5,240)
TOTAL OTHER (INCOME) EXPENSE	(5,240)	1,396	(748)

NET LOSS	$(3,081,878)	$(2,591,239)	$(8,236,778)

LOSS PER SHARE - BASIC AND DILUTED	$(0.05)	$(0.05)	$(0.16)

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	65,091,552	55,682,236	51,592,604

Weighted average number of shares for dilutive securities has not been taken since the effect of dilutive securities is anti-dilutive

The accompanying notes are an integral part of the financial statements

TASKPORT, INC.
(A Development Stage Company)
Statements of Cash Flows - Restated

	For the Years Ended December 31,		Cumulative from December 3, 2001 (inception) to
	2005	2004	December 31, 2005
			Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,081,878)	$(2,591,239)	$(8,236,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	115,873	8,954	134,932
Loss on settlement of debt	64,022	—	64,022
Write off of property & equipment	9,533	—	9,533
Shares issued for compensation	421,029	782,418	2,176,671
Shares issued for services	568,180	855,806	2,027,508
Shares to be issued	(11,151)	11,151	—
Changes in assets and liabilities:
Prepaid expenses and other current assets	(56,835)	2,050	(56,835)
Deposits	(96,257)	—	(96,257)
Accounts payable, accrued expenses and other liabilities	87,851	118,740	333,719
Total adjustments	1,102,245	1,779,119	4,593,292

NET CASH USED IN OPERATING ACTIVITIES	(1,979,633)	(812,120)	(3,643,486)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures - Fixed assets	(517,309)	—	(568,741)

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipts from issuance of shares for cash	7,414,905	821,600	9,140,686
Loan to related parties	—	—	(1,016)
Receipts from related parties	—	3,016	3,016
Payments for lease equipments	(102,518)	(1,896)	(104,414)
NET CASH PROVIDED BY FINANCING ACTIVITIES	7,312,387	822,720	9,038,272

NET INCREASE IN CASH & CASH EQUIVALENTS	4,815,445	10,600	4,826,045

CASH & CASH EQUIVALENTS BEGINNING OF - PERIOD	10,600	—	—

CASH & CASH EQUIVALENTS - END OF PERIOD	$4,826,045	$10,600	$4,826,045

The accompanying notes are an integral part of the financial statements

Taskport Inc.
(A Development Stage Company)
Statement of Stockholder’s Equity (Deficit) - Restated
For the Period from December 3, 2001 (inception) to December 31, 2005

	Common stock		Additional paid in	Shares to be	Deficit accumulated duringthe development	Total stockholder’s
	Shares*	Amount	capital	issued	stage	equity/(deficit)

Balance at inception (December 3, 2001)	—	$—	$—	$—	$—	$—

Issuance of founder’s share	40,480,000	40,480	(39,468)	—	—	1,012
Issuance of shares for cash	1,398,176	1,398	348,148	—	—	349,544
Issuance of shares for acquisition of software	2,500,000	2,500	622,500	—	(625,000)	—
Net loss	—	—	—	—	(32,120)	(32,120)

Balance at December 31, 2001	44,378,176	44,378	931,178	—	(657,120)	318,436

Issuance of shares for cash	2,857,388	2,857	711,490	—	—	714,347
Issuance of shares for compensation	1,000,000	1,000	249,000	—	—	250,000
Shares to be issued	—	—	—	101,212	—	101,212
Net loss	—	—	—	—	(1,397,155)	(1,397,155)

Balance at December 31, 2002	48,235,564	48,236	1,891,667	101,212	(2,054,275)	(13,160)

Issuance of shares for cash	1,615,800	1,616	402,334	—	—	403,950
Issuance of shares for compensation	2,892,896	2,893	720,331	(101,212)	—	622,012
Issuance of shares for services	155,400	155	38,695	—	—	38,850
Net loss	—	—	—	—	(1,134,387)	(1,134,387)

Balance at December 31, 2003	52,899,660	52,900	3,053,027	—	(3,188,662)	(82,735)

Issuance of shares for cash	3,286,400	3,286	818,314	—	—	821,600
Issuance of shares for compensation	3,129,672	3,130	779,288	—	—	782,418
Issuance of shares for services	3,423,224	3,423	852,383	—	—	855,806
Shares to be issued	—	—	—	11,151	—	11,151
Net loss	—	—	—	—	(2,591,238)	(2,591,238)

Balance at December 31, 2004	62,738,956	62,739	5,503,012	11,151	(5,779,900)	(202,998)

Issuance of shares for cash	22,549,840	22,550	7,392,353	—	—	7,414,903
Issuance of shares for compensation	1,684,124	1,684	419,347	—	—	421,031
Issuance of shares for services	312,800	313	152,887	—	—	153,200
Issuance of warrants for legal expenses	—	—	414,980	—	—	414,980
Reduction of accrual relating to shares to be issued	—	—	—	(11,151)	—	(11,151)
Net loss	—	—	—	—	(3,081,878)	(3,081,878)

Balance at December 31, 2005	87,285,720	$87,286	$13,882,580	$—	$(8,861,778)	$5,108,087

 * All of the outstanding share amounts are adjusted for the forward split of 4:1.

The accompanying notes are an integral part of these financial statements

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS - RESTATED

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION  - RESTATED

Taskport, Inc., a California Corporation, was incorporated in 2001 to develop a proprietary, web-based software system that enables users to work collaboratively in a highly organized fashion within a shared electronic workspace. The Company’s product offers an integrated suite of messaging/collaboration management applications that was designed from the ground up to enable users and small businesses to more effectively organize and manage their collaborative efforts.

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its present efforts to establishing its new business, and its planned principal operations have not yet commenced. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

On February 13, 2006, the Company entered into a merger agreement with a public shell whereby, the shell Company issued 91,313,720 shares to acquire 100% of the Company’s stock. As a result of the merger, the stockholders of Taskport will own approximately 92% of the combined entity. Accordingly, the merger will be accounted for as a reverse acquisition of the public shell by Taskport and would result in a recapitalization of Taskport in a manner similar to the pooling of interest method. No pro forma financial information is disclosed as the amounts involved are immaterial. Concurrent with the merger, the name of the Company was changed to Foldera, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured. Taskport anticipates generating revenue from two primary sources: the up-selling of Premium Services; and, Paid Search.

Taskport anticipates deriving Premium Service revenue from the sale of extra data storage, vanity email, domain hosting, custom branding and technical support and will be recorded when the service has been provided to our client or, in the case of extra storage, on an accrual basis, after monthly fees have been billed to clients.

Another anticipated revenue source is Paid Search. Taskport anticipates that each time a Taskport member uses the Company’s embedded search box and clicks on an ad of an advertiser in the search network revenue will be recognized. The Revenue will be recognized on a daily basis, based upon reported revenue from the selected search company.

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Advertising

The Company expenses advertising costs as incurred.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of five to ten years.

Depreciation and Amortization

Property and equipment are being depreciated on the straight-line basis over the following estimated useful lives:

Machinery & equipment	2-5 years
Leasehold improvements	10 years
Furniture & fixture	7 years

Included in property and equipment is approximately $281,590 of assets, which are leased under non-cancelable leases, and accounted for as capital leases, which expire through May 2008. The accumulated amortization included in the property and equipment for these leases is approximately $63,337.

Depreciation and amortization expense for the years ended December 31, 2005 and 2004 was $115,873 and $8,954, respectively.

The Company capitalizes expenditures that materially increase asset lives and charges ordinary repairs and maintenance to operations as incurred. When assets are sold or otherwise disposed of, the cost and related depreciation or amortization is removed from the accounts and any resulting gain or loss is included in other income (expense) in the accompanying statements of operations.

Property and equipment consist of the following at December 31, 2005:

Computer & equipment	$789,744
Furniture & fixture	135,894
Accumulated depreciation	(131,893)
$793,745

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Long-lived assets

Effective October 23, 2004, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services.” Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock Based Compensation-Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results.

Research and Development

Software development costs incurred in conjunction with product development are charged to expense until technological feasibility is established in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed, or SFAS 86. Thereafter, all software product development costs are capitalized and reported at the lower of unamortized cost or net realizable value. The establishment of technological feasibility and the ongoing assessment of the recoverability of costs require considerable judgment by us with respect to certain external factors, including, but not limited to, anticipated future gross product revenues and estimated economic life and changes in software and hardware technology. We do not have any capitalized software product development costs as of December 31, 2005. Research and product development expenditures were approximately $369,282 and $709,666 in the years ended December 31, 2004 and 2005, respectively.

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Recent Pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123” (“FAS No. 123R”). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company’s first quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (“EITF 05-6”). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets” this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

3.	Permits an entity to choose ‘Amortization method’ or Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

3. ACCRUED EXPENSES

Following is the detail of accrued expense as of December 31, 2005.

Accrued vacation	$223,170
Legal and accounting	114,950
Fixed assets	110,607
Professional services	3,043
Other	3,412
$455,182

4. RELATED PARTY TRANSACTIONS - Restated

The Company has $2,000 loan due to related party having common ownership interest as of December 31, 2005.

The amount due to related party is unsecured, non-interest bearing and due on demand.

In December 2001, the Company issued 2,500,000 shares to a company owned by the Company’s principal shareholder in connection with the purchase of certain computer software. The transaction has been recorded as a deemed dividend of $625,000, which is the fair value of the shares issued based on the shares issued on dates close to the transaction date. The software has been recorded at the related party’s basis, which was zero.

Since June 1, 2005, Exteriorarts loaned a total of $102,300 to Taskport which has been repaid by August 3, 2005.

Richard Lusk and/or Exteriorarts signed the lease of the facility Taskport formerly occupied and various leases for computer equipment used by Taskport.

In March, 2004, Taskport entered into a consulting agreement with Jnan Dash, Taskport’s Chief Technology Evangelist, pursuant to which Taskport agreed to pay him a fee of $10,000 per month commencing upon receipt by Taskport of at least $3,000,000 of financing, and further agreed to issue to him 200,000 shares of common stock upon commencement, an additional 300,000 shares upon Taskport’s receipt of at least $3,000,000 of financing, and up to an additional 700,000 shares in increments upon achievement by Taskport of certain milestones pertaining to the successful beta launch of Taskport’s service, the successful production launch of the Taskport service and the receipt of subscriptions from 1,000,000 users of the Taskport service. The agreement may be terminated at any time by either party. During the twelve-months ended December 31, 2005 the Company recognized a total of $190,000 in consulting expense pursuant to the consulting agreement with our Chief Technology Evangelist, $40,000 in cash payments and $150,000 shares. These shares were recorded at the fair market value of $150,000. During the year ended December 31, 2004 the Company issued 400,000 shares at the market value of $100,000 to our Chief Technology Evangelist.

The Company has successfully raised over $3,000,000 as of October 10, 2005 which triggered the issuance of 300,000 shares to Jnan Dash.

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

The Company also successfully launched its beta service in January 2006 which triggered the issuance of 50,000 shares to Jnan Dash.

In March, 2005, Taskport entered into an engagement agreement with CFO911 pursuant to which CFO911 agreed to provide services to Taskport including assistance in completing Taskport’s business plan and performing due diligence on Taskport’s financial projections for reasonableness and accuracy from a financial investor’s perspective. The Company agreed to pay CFO911 a total of $10,000 for these services. The Company may engage CFO911 to perform other services, including assistance in connection with a proposed reverse merger with a company whose shares trade on the OTC Bulletin Board, for which CFO911 will be compensated in cash and/or up to 300,000 shares of Taskport’s common stock. Taskport’s Chief Financial Officer, is associated with CFO911, and is the brother of an associate of Brookstreet Securities Corporation, the managing dealer of two private placement by Taskport.

The Company has entered into reverse merger transaction which was approved by the majority of the Company’s shareholders on February 13, 2006. This event triggered the issuance of 300,000 share of common stock to CFO911. These shares have been recorded at fair value of $150,000, which is based on the price of shares issued close to the date of services rendered.

We entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

5. STOCKHOLDER’S EQUITY - RESTATED

Following is the summary of issuances for the year ended December 31, 2005. All issuances have been retroactively adjusted to reflect the four-for-one forward stock split that went into effect on May 16, 2006.

During the first five months of 2005, Taskport sold 725,900 shares to a total of 20 investors. These shares have been recorded at the fair value of $181,475, which is based on the price of the shares issued close to the date of this transaction.

In February 2005, Taskport issued a total of 250,000 shares to Richard Lusk, a director and chief executive officer of Taskport, as compensation in lieu of cash for his services. These shares have been recorded at fair value of $62,500, which is based on the price of shares issued close to the date of services rendered.

In the first five months of 2005, Taskport issued a total of 950,040 shares to Exteriorarts, Inc., a corporation controlled by Richard Lusk, in consideration for funds advanced to Taskport or paid to Taskport’s creditors on behalf of Taskport. The shares have been recorded at fair value of $237,510, which is based on the price of shares issued close to the date of this transaction.

In the first five months of 2005, Taskport issued a total of 1,746,920 shares to certain officers, employees and consultants for compensation and services rendered. These shares have been recorded at fair value of $436,730, which is based on the price of shares issued close to the date of services rendered.

From June 2005 through December 31, 2005, Taskport sold a total of 20,873,900 shares of its common stock for a total gross proceeds of $7,169,935 in two separate private placements offering in which Brookstreet Securities Corporation acted as managing dealer. The Company paid $1,151,415 in commission to the placement agent.

Following is the summary of issuances for the year ended December 31, 2004. All issuances have been retroactively adjusted for the effect of the 4:1 forward stock split.

During the year ended December 31, 2004 the company issued 3,129,672 shares to certain officers and employees for compensation and services rendered. These shares were recorded at the fair value of $782,418, which is based on the price of shares issued close to the date of services rendered.

The Company during the year ended December 31, 2004 issued 3,423,224 shares to outsider against services. These shares have been recorded at the fair value of $855,806, which is based on the price of shares issued close to the date of services rendered.

During the year ended December 31, 2004 the Company issued 3,286,400 shares for $821,600 in cash. These shares have been issued based on the price of shares issued close to the date of transaction.

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Warrants outstanding:

In May 2005, Taskport issued to the law firm of St. George and Carnegie, warrants to purchase an aggregate of 2,049,280 shares of common stock at an exercise price of $0.0625 per share. No warrants have been exercised as of the date of this report.

In June 2005, Taskport issued to the law firm of Day & Campbell, LLP warrants to purchase 40,000 shares of common stock at an exercise price of $0.25 per share. No warrants have been exercised as of the date of this report.

	Number of Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2004	—	—
Granted	2,089,280	0.06
Exercised	—	—
Outstanding at December 31, 2005	2,089,280	0.06

Following is a summary of the status of warrants outstanding at December 31, 2005:

Outstanding Warrants			Exercisable Warrants
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Average Exercise Price
$0.0625	2,049,280	4.5	$0.0625	2,049,280	$0.0625
$0.25	40,000	4.5	$0.25	40,000	$0.25

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model are as follows:

Risk-free interest rate	6.5%
Expected life of the warrants	5 years
Expected volatility	0.001%
Expected dividend yield	0%

6. INCOME TAXES

Through December 31, 2005, the Company incurred net operating losses for tax purposes of approximately $8,862,000. The net operating loss carry forward for federal and state purposes may be used to reduce taxable income through the year 2025. Net operating loss carry forward for the State of California is generally available to reduce taxable income through the year 2010. The availability of the Company’s net operating loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The gross deferred tax asset balance as of December 31, 2005 is $3,545,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured. Components of deferred tax asset at December 31, 2005 are as follows:

Net operating loss	$3,545,000
Less Valuation allowance	(3,545,000)
$—

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statements of Operations:

Tax expense (credit) at statutory rate-federal	(34)%
State tax expense net of federal tax	(6)%
Changes in valuation allowance	40%
Tax expense at actual rate	—

7. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 income tax and $16,109 interest during the period ended December 31, 2005.

Cash flow excludes the effect of $110,607 of fixed assets accrued as of December 31, 2005.

8. BASIC AND DILUTED NET LOSS PER SHARE

Basic and diluted net loss per share for the years ended December 31, 2005 and December 31, 2004 were determined by dividing the net gain (loss) for the periods by the weighted average number of both basic and diluted shares of common stock. The Company did not have dilutive securities at December 31, 2005 or December 31, 2004.

9. COMMITMENTS - RESTATED

(a) Merger

On February 13, 2006, the Company entered into a merger agreement with a public shell whereby, the shell Company issued 91,313,720 shares to acquire 100% of the Company’s stock. As a result of the merger, the stockholders of Taskport will own approximately 92% of the combined entity. Accordingly, the merger will be accounted for as reverse acquisition of the public shell by Taskport and would result in a recapitalization of Taskport in a manner similar to the pooling of interest method. No pro forma financial information is disclosed as the amounts involved are immaterial. Concurrent with the merger, the name of the Company was changed to Foldera, Inc.

(b) SAVVIS Communications:

On December 28, 2004, the Company entered into a collocation agreement with Savvis. SAVVIS Communications (NASDAQ: SVVS) is a global IT utility services provider. With an IT services platform that extends to 47 countries, SAVVIS leads the industry in delivering secure, reliable, and scalable hosting, network and application services.

Under the terms of this agreement, Savvis will provide collocation facilities, cage space, bandwidth, power, backup power and security. The term of the agreement shall continue until the expiration of the last expiring service term.

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

(c) Office Space Lease:

The Company leased approximately 2,500 square feet of office space in Newport Beach, California to house its administrative, marketing, system development and technical support operations. The Company paid approximately $2,600 per month in rent under this lease, which expired in September 2005.

On September 15, 2005, the Company entered into a lease agreement to lease 15,154 square feet of office space in Huntington Beach, California to house its administrative, marketing, system development and technical support operations. The Company pays approximately $28,793 per month in rent under this lease, which expires in September 2010.

According to the terms of the agreement, the Company provided $63,646.80 of secured certificate of deposit to the landlord. The secured certificate of deposit will be credited to the Company at the beginning of month 37 of the lease term against the then scheduled base rent due landlord.

For the twelve month period ending December 31, 2005 and 2004 the Company recognized rent expense of $110,428 and $29,200 respectively. The increase in rent is due to the relocation of the Company’s office to a larger facility.

(d) Equipment Leases:

As of December 31, 2005, the Company had entered into capital leases with five vendors for the financing of computer equipment. The Company pays approximately $9,004 per month under these leases, the last of which expires in March of 2008. As of December 31, 2004 the Company had capital leases with one vendor for the financing of computer equipment and paid approximately $700 per month under these leases.

Total minimum lease payments under the above leases are as follows:

	Capital Leases	Operating Leases	Total
2006	$112,111	$345,516	$457,627
2007	97,584	345,516	443,100
2008	16,466	345,516	361,982
2009	—	345,516	345,516
20010	—	345,516	345,516
Thereafter	—	230,344	230,344
	$226,161	$1,957,924	$2,184,085
Less: Amount representing interest	18,548
Present value of minimum lease payments	207613
Less: Current portion	92,566
	$115,047

(e) Consulting agreement:

On March 24, 2004, the Company entered into an agreement with its Chief Technology Evangelist (CTE). As part of this service agreement, the CTE was also responsible for assisting in the closing of certain financings.

As of December 31, 2004, the Company had issued 200,000 shares upon the commencement of the term of service and 200,000 shares upon the launch of the Company’s group collaboration product. These shares have been recorded at fair value of $100,000 which is based on the price of shares issued close to the date of services rendered.

As of December 31, 2005 the Company issued 300,000 shares upon the closing of Taskport’s first round of financing. These shares have been recorded at fair value of $150,000 which is based on the price of shares issued close to the date of services rendered.

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

The Company also made payment of $10,000 per month from September to December 2005 upon the successful closing of first round of financing.

The term of the service agreement began on April 1, 2004 and was for a term of ninety (90) days, with automatic monthly renewals. The service agreement is cancelable by either party without notice.

10. LOSS ON SETTLEMENT OF DEBT

In May 2005, Taskport issued to the law firm of St. George and Carnegie, warrants to purchase an aggregate of 449,280 shares of common stock at an exercise price of $0.0625 per share. We recorded the issuance of warrants at the fair market value. Taskport had an agreement with its attorney to bill at the lower rate and against that we agreed to issue warrants. The Company received total discount of $28,080 and against that we issued warrants valued at $92,102. The Company recorded the difference between the value of warrants and discount of $64,022 as loss on settlement of debt.

11. SUBSEQUENT EVENTS  - RESTATED

Merger

On February 13, 2006, the Company entered into a merger agreement with a public shell whereby, the shell Company issued 91,313,720 shares to acquire 100% of the Company’s stock. As a result of the merger, the stockholders of Taskport will own approximately 92% of the combined entity. Accordingly, the merger will be accounted for as reverse acquisition of the public shell by Taskport and would result in a recapitalization of Taskport in a manner similar to the pooling of interest method. No pro forma financial information is disclosed as the amounts involved are immaterial. Concurrent with the merger, the name of the Company was changed to Foldera, Inc.

In the fourth quarter of 2005 and early 2006, the Company raised $8,504,750, net of offering costs of $1,132,844, through the sale of 4,252,375 shares of its common stock to accredited investors in a private placement offering.

Consulting Agreements

In March, 2004, Taskport entered into a consulting agreement with Jnan Dash, Taskport’s Chief Technology Evangelist, pursuant to which Taskport agreed to pay him a fee of $10,000 per month commencing upon receipt by Taskport of at least $3,000,000 of financing, and further agreed to issue to him 200,000 shares of common stock upon commencement, an additional 300,000 shares upon Taskport’s receipt of at least $3,000,000 of financing, and up to an additional 700,000 shares in increments upon achievement by Taskport of certain milestones pertaining to the successful beta launch of Taskport’s service, the successful production launch of the Taskport service and the receipt of subscriptions from 1,000,000 users of the Taskport service. The agreement may be terminated at any time by either party.

The Company has successfully raised over $3,000,000 as of October 10, 2005, which triggered the issuance of 300,000 shares to Jnan Dash.

The Company also successfully launched its beta service in April 2006 which triggered the issuance of 200,000 shares to Jnan Dash.

In March 2005, Taskport entered into an engagement agreement with CFO911 pursuant to which CFO911 agreed to provide services to Taskport including assistance in completing Taskport’s business plan and performing due diligence on Taskport’s financial projections for reasonableness and accuracy from a financial investor’s perspective. The Company agreed to pay CFO911 a total of $10,000 for these services. The Company may engage CFO911 to perform other services, including assistance in connection with a proposed reverse merger with a company whose shares trade on the OTC Bulletin Board, for which CFO911 will be compensated in cash and/or up to 300,000 shares of Taskport’s common stock. Taskport’s Chief Financial Officer, is associated with CFO911, and is the brother of an associate of Brookstreet Securities Corporation, the managing dealer of a prior private placement by Taskport.

TASKPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

In February 2006, Foldera entered into a reverse merger transaction which was approved by the majority of the Company’s shareholders on February 13, 2006. This event triggers the issuance of 300,000 share of common stock to CFO911.

Stock Option Plan

In May 2005, the Board of Directors of Taskport adopted and approved the 2005 Stock Option Plan (the “Plan”) which authorized the issuance of up to 12,000,000 shares under the Plan.

In February 2006, options to purchase 8,900,000 shares of common stock were granted under the Plan and 3,100,000 shares were available for future option grants. No options have been exercised as of December 31, 2005.

Equity Issuance

In January 2006 the Company issued 3,261,000 shares of its common stock at $0.50 per share as part of its second private placement offer for gross proceeds of $1,630,500. The Company paid $223,584 in commission to the placement agent.

The Company issued 533,500 shares of its common stock at $0.50 per share as part of its second private placement offer for gross proceeds of $533,500. The Company paid $64,514 in commission to the placement agent.

Following the closing of its second private placement offering in February 2006, Taskport issued warrants to the managing dealer to purchase 1,228,860 shares of Taskport common stock at a price of $0.25 per share and 2,551,424 shares of Taskport common stock at a price of $0.50 per share.

In February 2006, Foldera (name changed from Taskport Inc. to Foldera Inc. after the February 2006 reverse merger) issued to the investor relations firm of Trilogy Capital Partners, Inc. warrants to purchase an aggregate of 2,900,000 shares of common stock at an exercise price of $0.50 per share and Foldera issued to the investor relations firm of Equity Performance Group warrants to purchase an aggregate of 120,000 shares of common stock at an exercise price of $0.50 per share.

On May 16, 2006, the Company effected forward split of 4:1 and increased its authorized capital to 250,000,000 from 100,000,000.

12. RESTATEMENT

On January 2, 2007 the Company received comments from the SEC and subsequently determined to restate its previously filed financial statements for the year ended December 31, 2005, due to the following reasons.

1. The Company excluded deemed dividend of $625,000 from the Statements of Cash Flows as it was a non-cash item.
2. The Company retroactively restated the number of shares based on its forward stock split of 4:1 effective May 16, 2006.
3. The Company increased its authorized capital to 250,000,000 from 100,000,000 and its par value of common shares to $0.001 from $0.0001.

The effect of the restatements is as follows:

BALANCE SHEET:	REPORTED	RESTATED
Stockholders’ equity:
Par value	$0.0001	$0.001
Authorized shares	100,000,000	250,000,000
Outstanding shares	21,821,428	87,285,720
Common stock	$2,182	87,286
Additional paid in capital	13,967,684	13,882,580

STATEMENT OF OPERATIONS:	REPORTED	RESTATED
Loss per share - basic & diluted - 2005	$(0.19)	$(0.05)
Loss per share - basic & diluted - 2004	$(0.19)	$(0.05)
Loss per share - cumulative	$(0.69)	$(0.16)
Basic weighted average number of shares
Outstanding - 2005	16,272,888	65,091,552
Basic weighted average number of shares
Outstanding - 2004	13,920,559	55,682,236
Basic weighted average number of shares
Outstanding - cumulative	12,898,151	51,592,604

STATEMENTS OF CASH FLOWS:
Cumulative from December 3, 2001 (inception) to December 31, 2005

	REPORTED	RESTATED

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	(8,861,778)	(8,236,778)

Total adjustment	5,218,292	4,593,292

FOLDERA, INC.
(A Development Stage Company)
Consolidated Balance Sheet - Restated
As of September 30, 2006
(Unaudited)

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$4,011,479
Prepaid expenses and other current assets	58,009
TOTAL CURRENT ASSETS	4,069,488

CERTIFICATE OF DEPOSIT	66,033

PROPERTY AND EQUIPMENT, net	1,467,343

SECURITY DEPOSIT	36,997
$5,639,861

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$792,167
Current portion of capital lease obligations	86,854
TOTAL CURRENT LIABILITIES	879,021

CAPITAL LEASE OBLIGATIONS, net	58,964

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 250,000,000 shares authorized,
101,381,940 shares issued and outstanding	101,382
Prepaid cost of acquiring capital	3,798,227
Deferred expenses	(168,850)
Additional paid in capital	17,937,350
Deficit accumulated during development stage	(16,966,233)
TOTAL STOCKHOLDERS' EQUITY	4,701,876
$5,639,861

The accompanying notes are an integral part of these consolidated financial statements

FOLDERA, INC
(A Development Stage Company)
Consolidated Statements of Operations - Restated
(Unaudited)

					Cumulative from
	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,		December 3, 2001 (inception) to
	2006	2005	2006	2005	September 30, 2006
					Restated
NET SALES	$-	$-	$-	$-	$-

OPERATING EXPENSES
General and administrative	2,304,067	909,081	8,167,930	1,997,533	16,405,457

OPERATING LOSS	(2,304,067)	(909,081)	(8,167,930)	(1,997,533)	(16,405,457)

OTHER INCOME/(EXPENSE)
Other expenses	-	-	-	(3,331)	(4,492)
Interest income/(expense)	27,859	(98)	63,476	-	68,716
Total other income (expense)	27,859	(98)	63,476	(3,331)	64,224

NET LOSS	$(2,276,208)	$(909,179)	$(8,104,454)	$(2,000,864)	$(16,341,233)

LOSS PER SHARE - BASIC AND DILUTED	$(0.02)	$(0.01)	$(0.08)	$(0.02)	$(0.18)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING - BASIC & DILUTED	101,135,111	91,613,720	98,893,443	91,613,720	91,741,736

The accompanying notes are an integral part of these consolidated financial statements

FOLDERA, INC
(A Development Stage Company)
Consolidated Statements of Cash Flows - Restated
(Unaudited)

			Cumulative from
	For the Nine Month Periods Ended September 30,		December 3, 2001 (inception) to
	2006	2005	September 30, 2006
	Restated	Restated	Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,104,454)	$(2,000,864)	$(16,341,233)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	351,670	29,483	486,601
Loss on settlement of debt	-	21,960	64,022
Impairment of property & equipment	-	9,533	9,533
Issuance of employee stock options for compensation	619,753		2,375,393
Issuance of shares for services	1,201,600	748,231	3,650,139
Issuance of warrants for services	348,128	-	348,128
Shares to be issued for services	21,400	-	21,400
Issuance of stock options for services	39,050	-	39,050
Changes in assets and liabilities:
Prepaid expenses and other current assets	(1,424)	(127,078)	(58,259)
Deposits	(6,773)	-	(103,030)
Accounts payable, accrued expenses and other liabilities	14,560	100,275	348,530
Total adjustments	2,587,964	782,404	7,181,507
NET CASH USED IN OPERATING ACTIVITIES	(5,516,490)	(1,218,460)	(9,159,726)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(980,269)	(245,148)	(1,549,010)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares for cash	1,800,115	2,017,501	10,940,801
Shares to be issued for cash received	3,776,827	-	3,776,827
Receipts from exercise of warrants	169,905	-	169,905
Payments to related parties	(1,750)	-	(2,765)
Loans from related party	-	(250)	2,765
Cash received as part of merger	(1,110)	-	(1,110)
Payments for leased equipment	(61,794)	(6,912)	(166,208)
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,682,193	2,010,339	14,720,215

NET INCREASE/(DECREASE) IN CASH & CASH EQUIVALENT	(814,566)	546,731	4,011,479

CASH & CASH EQUIVALENT- BEGINNING OF PERIOD	4,826,045	10,600	-

CASH & CASH EQUIVALENT- END OF PERIOD	$4,011,479	$557,331	$4,011,479

The accompanying notes are an integral part of these consolidated financial statements

FOLDERA, INC.
(A Development Stage Company)
Statement of Stockholder's Deficit/ Equity - Restated
For the Period from December 3, 2001 (inception) to September 30, 2006

						Deficit
			Additional	Shares		accumulated during the	Total stockholder's
	Common stock		paid in	to be	Deferred	development	equity/
	Shares*	Amount	capital	issued	Expenses	stage	(deficit)

Balance at inception (December 3, 2001)	-	-	-	-		-	-
Issuance of founder's share	40,480,000	40,480	(39,468)	-		-	1,012
Issuance of shares for cash	1,398,176	1,398	348,146	-		-	349,544
Issuance of shares to shareholder for acquisition of software	2,500,000	2,500	622,500	-		(625,000)	-
Net loss						(32,120)	(32,120)

Balance at December 31, 2001	44,378,176	44,378	931,178	-		(657,120)	318,436

Issuance of shares for cash	2,857,388	2,857	711,490	-		-	714,347
Issuance of shares for compensation	1,000,000	1,000	249,000	-		-	250,000
Shares to be issued	-	-	-	101,212		-	101,212
Net loss						(1,397,155)	(1,397,155)

Balance at December 31, 2002	48,235,564	48,236	1,891,667	101,212		(2,054,275)	(13,160)

Issuance of shares for cash	1,615,800	1,616	402,334	-		-	403,950
Issuance of shares for compensation	2,892,896	2,893	720,331	(101,212)		-	622,012
Issuance of shares for services	155,400	155	38,695	-		-	38,850
Net loss	-	-	-	-		(1,134,387)	(1,134,387)
Balance at December 31, 2003	52,899,660	52,900	3,053,027	-		(3,188,662)	(82,735)

Issuance of shares for cash	3,286,400	3,286	818,314	-		-	821,600
Issuance of shares for compensation	3,129,672	3,130	779,288	-		-	782,418
Issuance of shares for services	3,423,224	3,423	852,383	-		-	855,806
Shares to be issued	-	-	-	11,151		-	11,151
Net loss	-	-	-	-		(2,591,238)	(2,591,238)
Balance at December 31, 2004	62,738,956	62,739	5,503,012	11,151		(5,779,900)	(202,998)

Issuance of shares for cash	22,549,840	22,550	7,392,353	-		-	7,414,903
Issuance of shares for compensation	1,684,124	1,684	419,347	-		-	421,031
Issuance of shares for services	312,800	313	152,887	-		-	153,200
Issuance of warrants for legal expenses	-	-	414,980	-		-	414,980
Reduction of accrual relating to shares to be issued	-	-	-	(11,151)		-	(11,151)
Net loss	-	-	-	-		(3,081,878)	(3,081,878)
Balance at December 31, 2005	87,285,720	87,286	13,882,580	-		(8,861,778)	5,108,087

Issuance of shares for cash	4,332,000	4,332	1,871,567	3,798,227		-	5,674,125
Changes due to recapitalization	8,559,600	8,560	(9,670)	-		-	(1,110)
Issuance of shares for services	640,000	640	1,200,960	-		-	1,201,600
Issuance of warrants for services	-	-	516,977	-		-	516,977
Issuance of stock options for services	-	-	39,050	-		-	39,050
Cost of raising capital	-	-	(353,208)	-		-	(353,208)
Issuance of stock options for compensation	-	-	619,753	-		-	619,753
Exercise of warrants	564,620	565	169,340				169,906
Deferred Expenses					(168,850)		(168,850)
Net loss	-	-	-	-		(8,104,454)	(8,104,454)
Balance at September 30, 2006	101,381,940	101,382	17,937,350	3,798,227	(168,850)	(16,966,232)	4,701,876

The accompanying notes are an integral part of these unaudited consolidated financial statements

* All of the outstanding share amounts are adjusted for the 4:1 forward split.

FOLDERA, INC
(A Development Stage Company)
Notes to Consolidated Financial Statements - Restated
(Unaudited)

Note 1. Description of Business and Basis of Presentation

Taskport, Inc. (“TI”), a California corporation, was incorporated in 2001 to develop a proprietary, web-based software system that enables users to work collaboratively in a highly organized fashion within a shared electronic workspace.

On February 13, 2006, TI entered into a merger agreement with Expert Systems, Inc., a Nevada corporation, whereby, Expert Systems, Inc. issued 91,313,720 shares to acquire 100% of TI’s stock. Expert Systems, Inc. had 8,559,600 shares outstanding immediately prior to the merger. As a result of the merger, the stockholders of TI owned approximately 92% of the combined entity. Accordingly, the merger was accounted for as a reverse acquisition of Expert Systems, Inc. by TI and resulted in a recapitalization of TI in a manner similar to the pooling of interest method. No pro forma financial information is disclosed as the amounts involved are immaterial. Concurrent with the merger, the name of Expert Systems, Inc. was changed to Foldera, Inc.

The accompanying consolidated financial statements include the accounts of Foldera, Inc. and its wholly owned subsidiary, TI (collectively, the “Company”). All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the period ended September 30, 2006 include both, Foldera, Inc. (from the acquisition date) and TI (for the full period) while the historical results for the period ended September 30, 2005 include TI. Additionally, all historical share count and per share information has been adjusted for the Company’s 4-for-1 forward stock split that became effective on May 16, 2006.

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its present efforts to establishing its new business, and its planned principal operations have not yet commenced. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

The unaudited consolidated financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2005. The results of the nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the full year ending December 31, 2006.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)
Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured. The Company anticipates generating revenue from two primary sources: the up-selling of Premium Services and Paid Search.

The Company anticipates deriving Premium Service revenue from the sale of extra data storage, vanity email, domain hosting, custom branding and technical support, which will be recorded when the service has been provided to clients or, in the case of extra storage, on an accrual basis, after monthly fees have been billed to clients.

Another anticipated revenue source is Paid Search. The Company anticipates that each time a user uses the Company’s embedded search box and clicks on an ad of an advertiser in the search network, revenue will be generated. Revenue will be recognized on a daily basis, based upon reported revenue from the selected search company.

Earnings Per Share

Statement of Financial Accounting Standards No. 128, “Earnings per share” requires the presentation of basic earnings per share and diluted earnings per share.  The basic and diluted earnings per share computations are presented by the Company conform to the standard and are based on the weighted average number of shares of Common Stock outstanding during the period.

Basic earnings per share is computed by dividing net income or loss by the weighted average number of shares outstanding for the period.  “Diluted” earnings per share is computed by dividing net income or loss by the total of the weighted average number of shares outstanding, and the dilutive effect of outstanding stock options and warrants (applying the treasury stock method).

The Company had approximately 13,160,909 granted stock options and warrants that were exercisable as of September 30, 2006 and approximately 2,089,280 of granted stock warrants exercisable at September 30, 2005.

These securities have been excluded from the computation of diluted net loss per share for the nine months ended September 30, 2006 and 2005 because the effect would have been anti-dilutive.

Depreciation and Amortization

Property and equipment are being depreciated on the straight-line basis over the following estimated useful lives:

Machinery & equipment	2-5 years
Leasehold improvements	10 years
Furniture & fixture	5-7 years

Included in property and equipment is approximately $281,591 of assets, which are leased under non-cancelable leases and accounted for as capital leases, which expire through March of 2008. The accumulated amortization included in the property and equipment for these leases is approximately $133,735.

Depreciation and amortization expense for the nine months ended September 30, 2006 and 2005 was $351,670 and $29,483, respectively.

The Company capitalizes expenditures that materially increase asset lives and charges ordinary repairs and maintenance to operations as incurred. When assets are sold or otherwise disposed of, the cost and related depreciation or amortization is removed from the accounts and any resulting gain or loss is included in other income (expense) in the accompanying statements of operations.

Property and equipment consisted of the following as of September 30, 2006:

Machinery & equipment	$1,784,420
Furniture & fixtures	159,216
Software	7,270
Accumulated depreciation	(483,563)
Net fixed assets	$1,467,343

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)
Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in banks in demand and time deposit accounts with maturities of 90 days or less.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash, and cash equivalents and trade receivables. The Company maintains cash and cash equivalents with high-credit quality financial institutions. At September 30, 2006, the cash balances held at financial institutions were either in excess of federally insured limits or not subject to the federal insurance system.

Credit is generally extended based upon an evaluation of each customer’s financial condition, with terms consistent in the industry and no collateral required. The Company determines an allowance for collectibility on a periodic basis. Amounts are written off against the allowance in the period the Company determines that the receivable is uncollectible.

Fair Value of Financial Instruments

The Company considers its financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities.

Long-Lived Assets

Property and equipment is stated at cost and depreciation is provided for by the straight-line method over the related assets' estimated economic lives ranging from three to five years. Amortization of leasehold improvements is provided for by the straight-line method over the lesser of the estimated economic useful lives or the lease term. Property under capital leases is amortized over the lease terms and included in depreciation and amortization expense.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Accounting for Stock-Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options based on their fair values. SFAS 123(R) supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), which the Company previously followed in accounting for stock-based awards. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) to provide guidance on SFAS 123(R). The Company has applied SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method as of and for the nine months ended September 30, 2006. In accordance with the modified prospective transition method, the Company’s financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). Share-based compensation expense recognized is based on the value of the portion of share-based payment awards that is ultimately expected to vest. Share-based compensation expense recognized in the Company’s Consolidated Statement of Operations during the nine months ended September 30, 2006 includes compensation expense for share-based payment awards granted after December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

Recent Pronouncements

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a. A brief description of the provisions of this Statement
b. The date that adoption is required
c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets.” This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement:

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.
4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. The Company is currently in the process of evaluating the expected effect of FIN 48 on its results of operations and financial position.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

Note 3. Accounts Payable and Accrued Expenses

Following is the detail of accounts payable and accrued expenses as of September 30, 2006.

Accounts payable	$275,835
Accrued vacation	237,751
Salaries and 401(k)	75,091
Rent	1,444
Technical outsourcing	21,097
Telephone	3,787
Legal	86,795
Employee reimbursement	1,839
Other	88,528
Total accrued expenses	$792,167

Note 4. Related-Party Transactions - Restated

In March 2005, the Company, through TI, entered into an engagement agreement with CFO911 pursuant to which CFO911 agreed to provide services to TI including assistance in completing TI’s business plan and performing due diligence on TI’s financial projections for reasonableness and accuracy from a financial investor’s perspective. The Company agreed to pay CFO911 a total of $10,000 for these services and to issue CFO911 300,000 shares of common stock if the Company went public. The Company may engage CFO911 to perform other services. The Company’s Chief Financial Officer is associated with CFO911, and is a brother of an associate of Brookstreet Securities Corporation, the placement agent of prior private placements by TI/Foldera.

The Company has entered into a reverse merger transaction which was approved by the majority of the Company’s shareholders on February 13, 2006. This event triggered the issuance of 300,000 share of common stock to CFO911. These shares have been recorded at fair value of $150,000, which is based on the price of shares issued close to the date of services rendered..

In March 2004, Taskport entered into a consulting agreement with Jnan Dash, TI’s Chief Technology Evangelist, pursuant to which TI agreed to pay him a fee of $10,000 per month commencing upon receipt by TI of at least $3,000,000 of financing, and further agreed to issue to him 200,000 shares of common stock upon commencement, an additional 300,000 shares upon TI’s receipt of at least $3,000,000 of financing, and up to an additional 700,000 shares in increments upon achievement by TI of certain milestones pertaining to the successful beta launch of TI’s service, the successful production launch of the TI service and the receipt of subscriptions from 1,000,000 users of the TI service. The agreement may be terminated at any time by either party. During the nine-month period ended September 30, 2006, the Company paid $90,000 to Jnan Dash pursuant to the above agreement and issued 300,000 shares as referred in note 5 to the financial statements. These shares were recorded at the fair market value of $966,000. The $90,000 in cash was paid and 300,000 shares were issued and the costs recorded in our books prior to the nine-month period ended December 31, 2005 and no accrual was required.

The Company entered into indemnification agreements with each of its directors and officers. The indemnification agreements and the Company’s certificate of incorporation and bylaws require it to indemnify its directors and officers to the fullest extent permitted by Nevada law.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

Note 5. Stockholder’s Equity - Restated

On May 10, 2006, the board of directors and holders of a majority of the outstanding shares of common stock of the Company, approved (i) an increase in the number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares and (ii) a 4-for-1 forward split of the outstanding shares of common stock of the Company to effect the Shares Increase and Forward Stock Split by filing a Certificate of Amendment with the Nevada Secretary of State on May 15, 2006, with the Forward Stock Split becoming effective on May 16, 2006.

All stock issuances have been retroactively updated for the effect of 4-for-1 forward split.

Following is the summary of transactions during the nine-month period ended September 30, 2006.

1.
From January 2006 through September 30, 2006, the Company sold a total of:

4,328,000 shares of its common stock in its second private placement offering during February 2006 for which Brookstreet Securities Corporation acted as placement agent. The cash proceeds for the issuance of shares, net of offering cost of $289,181 amounted to $1,874,819 in the second private placement. Following the closing of its second private placement offering in February 2006, the Company issued warrants to the placement agent to purchase 1,228,860 shares of its common stock at a price of $0.25 per share and 2,551,424 shares of its common stock at a price of $0.50 per share. The proceeds from the issuance of the 4,328,000 shares were recorded net of the fair value of the warrants and the placement agent’s commission and expenses. The fair value of the warrants was calculated using the Black-Scholes option pricing model using the following assumptions: risk free rate of return of 5.0%, volatility of 0.001%, dividend yield of 0% and expected life of five years.

1,957,917 shares of its common stock in its third private placement offering in August 2006 for which Brookstreet Securities Corporation acted as placement agent. The cash proceeds for the issuance of shares, net of offering cost of $631,821 amounted to $3,773,493. The Company recorded shares to be issued to investors and the placement agent as part of liability as of September 30, 2006.

Following the closing of its third private placement offering in August 2006 and the Company issued warrants 978,956 warrants to the investors and 293,687 to the placement agent to purchase shares of its common stock at a price of $2.25 and $2.25 per share respectively. The proceeds from the issuance of the 1,957,917 shares were recorded net of the fair value of the warrants and the placement agent’s commission and expenses. The fair value of the warrants was calculated using the Black-Scholes option pricing model using the following assumptions: risk free rate of return of 3.93%, volatility of 73.1% and dividend yield of 0% and expected life of three years.

2.
On February 13, 2006, the Company issued 300,000 shares to CFO911 as part of its reverse merger and according to the terms of agreement with CFO911, as referred in note 4. These shares have been recorded at fair value of $150,000, which is based on the price of shares issued close to the date of services rendered.

3.
On February 13, 2006, the Company issued 8,559,600 shares of its common stock and paid $175,000 in cash to Expert Systems Inc., as a result of the recapitalization. These shares were recorded at par value.

4.
On February 13, 2006, the Company issued 3,020,000 warrants at the exercise price of $0.50 with a five-year term to two outside service providers for investor relations and marketing services. The fair value of the warrants was calculated using the Black-Scholes option pricing model using the following assumptions: risk free rate of return of 5.0%, volatility of 0.001%, dividend yield of 0% and expected life of five years. The fair value of the warrants of $330,966 has been expensed during the nine-months ended September 30, 2006.

5.
On February 13, 2006, the Company issued 8,700,000 options to employees and 200,000 options to outside consultants. The fair value of the options was calculated using the Black-Scholes option pricing model using the following assumptions: risk free rate of return of 5.0%, volatility of 0.001%, dividend yield of 0% and expected life of 10 years. The options vest over a period of three years. During the nine months ended September 30, 2006, the Company recorded $619,753 as expense related to these options.

6.
On February 15, 2006, the Company issued 340,000 warrants at the exercise price of $0.50 with a five-year term to St. George and Carnegie, an outside service provider for legal services. The fair value of the warrants was calculated using the Black-Scholes option pricing model using the following assumptions: risk free rate of return of 5.0%, volatility of 0.001%, dividend yield of 0% and expected life of five years. The fair value of the warrants of $186,011 has been expensed in the nine months ended September 30, 2006.

7.	On May 30, 2006, Day and Campbell, an outside provider of legal services, exercised 40,000 warrants at an exercise price of $0.25 per share.

8.
On June 19, 2006, the Company issued 300,000 shares of common stock to our Chief Technology Evangelist and consultant, for achieving an agreed upon milestone. These shares were recorded at the fair market value of $966,000, which is based on the price of shares issued close to the date of services rendered.

9.
On June 30, 2006, the Company issued 40,000 shares of common stock to Joseph McCann, an outside business advisor, as compensation for service provided. These shares were recorded at the fair market value of $85,600, which is based on the price of shares issued close to the date of services rendered.

10.	On July 24, 2006, Brookstreet Securities, an outside provider of investment banking services, exercised 409,620 warrants at an exercise price of $0.25 per share.

11.	On August 8, 2006 the Company issued 4,000 shares to Ms. M. Garcia. Funds from Ms. Garcia had previously been received by the Company.

12.	On August 24, 2006, Mr. Schmitt, an affiliate of Trilogy Capital Partners, an outside investor relations consultant, exercised 25,000 warrants at an exercise price of $0.50 per share.

13.	On September 12, 2006, the Equity Performance Group, an outside investor relations consultant, exercised 90,000 warrants at an exercise price of $0.50 per share.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

Warrants outstanding:

Aggregate Intrinsic Value	Number of Warrants
Outstanding at December 31, 2005	$700,365	2,089,280
Granted		8,412,927
Exercised		564,620
Cancelled		-
Outstanding at September 30, 2006	$14,234,013	9,937,587

Outstanding Warrants			Exercisable Warrants
Range of Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Average Exercise Price

$0.0625-$2.25	9,937,587	4.0 years	$0.61	9,937,587	$0.61

The weighted-average assumptions used in estimating the fair value of warrants granted during the period, along with the weighted-average grant date fair values, were as follows.

Expected volatility	73.1%
Average expected life in years	4.7 years
Average risk free interest rate	5.76%
Dividend yield	0%

Note 7. Supplemental Disclosure of Cash Flows

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 income tax and $15,552 interest during the period ended September 30, 2006.

Cash from operating and investing activities for the nine months ended September 30, 2006 excludes the effect of $67,113 of property and equipment acquired on account.

Note 8. Stock-Based Compensation - Restated

Stock-Based Compensation Plan

The May 2005 Stock Option Plan (the "Plan") gives the board of directors the ability to provide incentives through grants or awards of stock options, stock appreciation rights, and restricted stock awards (collectively, "Awards") to present and future employees of us and our affiliated companies. Outside directors, consultants, and other advisors are also eligible to receive Awards under the Plan.

A total of 12,000,000 shares of our Common Stock are reserved for issuance under the Plan. If an incentive award expires or terminates unexercised or is forfeited, or if any shares are surrendered to us in connection with an Award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.

Shares issued under the Plan through the settlement, assumption or substitution of outstanding Awards or obligations to grant future Awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the Plan. In addition, the number of shares subject to the Plan, any number of shares subject to any numerical limit in the Plan, and the number of shares and terms of any Award may be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The board of directors or one of its committees will administer the Plan. If Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Rule 16b-3 under the Securities Exchange Act of 1934, as amended, apply to us and the Plan, then each member of the board or committee, which must have at least two members, must meet the standards of independence necessary to be classified as an "outside director" for purposes of Section 162(m) of the Code and a outside director for the purposes of Rule 16b-3. Subject to the terms of the Plan, the committee will have complete authority and discretion to determine the terms of Awards.

The Plan authorizes the grant of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The committee determines the period of time during which an Option may be exercised, as well as any vesting schedule, except that no Option may be exercised more than 10 years after the date of grant. The exercise price for shares of common stock covered by an Option cannot be less than the fair market value of the common stock on the date of grant.

There are no specific required minimum service periods for option grants, options generally have a three-year vesting schedule with 1/3 cliff vesting after one-year and 1/24 of the remaining options on a monthly basis over the two remaining years and the maximum contractual option term is 10 years.

In February 2006, options to purchase 8,900,000 shares of common stock were granted under the Plan. During the nine-month period ending September 30, 2006, 1,140,000 options were forfeited and 6,667 options were exercised. As of September 30, 2006 7,753,333 options were outstanding and 4,240,000 options were available for future option grants.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense recognized in the first nine-months of 2006 includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R. There were no stock-based awards outstanding as of December 31, 2005.

Prior to January 1, 2006, the company measured stock compensation expense using the intrinsic value method of accounting in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations (“APB No. 25”). Thus, expense was generally not recognized for the Company’s employee stock option and purchase plans.

Impact of Adoption of SFAS No. 123-R in Q3 2006

Stock based compensation expense measured in accordance with SFAS No. 123-R totaled approximately $619,753, or $(0.01) per basic and fully diluted share in the nine-month period ended September 30, 2006 and $141,031 or $(0.00) per basic and fully diluted share in the three month period ended September 30, 2006. The adoption of SFAS No. 123-R resulted in increased expense of approximately $619,753 as compared to the stock compensation expense that would have been recorded pursuant to APB No. 25. In the first nine months of 2005, no expense was recorded as the Company did not have any stock options awarded during that period.

During the nine-month period ended September 30, 2006, 200,000 stock options were granted to consultants. These options were not vested as of September 30,2006.

During the nine-month period ended September 30, 2005 no stock options were granted or vested to consultants.

Pro forma information for the nine-month periods ended September 30, 2006 and 2005 as follows:

For the nine period ended:	September 30, 2006	September 30, 2005

Net loss as reported	$(8,104,454)	$(1,997,533)
Compensation recognized under APB 25	-	-
Compensation recognized under SFAS 123, net of related tax effects	619,753	-
Pro forma net loss	$(7,484,701)	$(1,997,533)

Basic loss per share - as reported	$0.08	$0.02
Diluted loss per share - as reported	$0.08	$0.02
Basic loss per share - pro forma	$0.08	$0.02
Diluted loss per share - pro forma	$0.08	$0.02

The assumptions used in calculating the fair value of options granted using the Black-Scholes option pricing model are as follows:

Risk-free interest rate	5.010%
Expected life of the options	10 years

Expected volatility	0.001%
Expected dividend yield	---

Methods of Estimating Fair Value

Under both SFAS No. 123-R and under the fair value method of accounting under SFAS No. 123 (i.e., SFAS No. 123 Pro Forma), the fair value of restricted stock is determined based on the number of shares granted and the quoted price of the Company’s common stock on the date of grant. The fair value of stock options is determined using the Black-Scholes model.

Significant Assumptions Used to Estimate Fair Value

The weighted-average assumptions used in estimating the fair value of stock options granted during the period, along with the weighted-average grant date fair values, were as follows:

Expected volatility	0.001%
Expected life in years	10 years
Risk free interest rate	5.8%
Dividend yield	0%
Wt. average grant date fair value	$0.21

Under SFAS No 123-R, the Company’s expected volatility assumption is based on the historical volatility of the Company’s stock. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock compensation expense recognized in the first nine months of 2006 is based on awards expected to vest, and there were no estimated forfeitures. SFAS No. 123-R requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

Options outstanding:

	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number of Options
Outstanding at December 31, 2005		$0	0
Granted	$0.51		8,900,000
Forfeited	0.50		1,140,000
Exercised	0.50		6,667
Outstanding at September 30, 2006	$0.51	$7,580,800	7,753,333

Outstanding Options			Exercisable Options
Range of Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Average Exercise Price

$0.50-$0.55	7,753,333	9.3 years	$0.51	3,223,322	$0.51

Details of the Company’s non-vested options are as follows:

	Non-Vested Options	Weighted Average Exercise Price	Weighted Average Vesting Period	Grant Date Fair Value
Non-vested - December 31, 2005	0
Granted	8,900,000	$0.51		1,799,000
Forfeited	(1,140,000)	0.50
Vested	(3,223,322)	0.51
Exercised	(6,667)	0.50
Non-vested - September 30, 2006	4,530,011	0.51	2.3 Years

The total compensation cost not yet recognized related to non-vested stock options is $916,558 which is expected to be recognized over a period of 2.3 years.

Note 9. Commitments - Restated

(a)  SAVVIS agreement:

On December 28, 2004, the Company entered into a collocation agreement with SAVVIS, Inc. SAVVIS is a global information technology (“IT”) utility services provider. With an IT services platform that extends to 47 countries, SAVVIS is an industry leader in delivering secure, reliable and scalable hosting and network and application services.

Under the terms of this agreement, SAVVIS will provide collocation facilities, cage space, bandwidth, power, backup power and security. The term of the agreement shall continue until the expiration of the last expiring service term. On June 30, 2006 the Company signed a twelve-month service agreement whereby the Company agreed to pay $15,566 per month for services to be provided by SAVVIS.

(b)  Office Space Lease:

On September 15, 2005, the Company entered into a lease agreement to lease 15,154 square feet of office space in Huntington Beach, California to house its administrative, marketing, system development and technical support operations. The Company pays approximately $28,793 per month in rent under this lease, which expires in September 2010. In 2006 the company also rented three satellite offices for executives working out of California. The Chicago, IL office was rented in April 2006 at $1,335 per month, the Bellevue, Washington office in July 2006 at $725 per month and the Albuquerque, New Mexico office in August 2006 at $1,029 per month. The Company recognized $241,443 in office occupancy expenses for the nine-month period ended September 30, 2006 compared to $24,050 for the nine-month period ended September 30, 2005.

(c) Equipment Leases:

As of September 30, 2006, the Company had entered into capital leases with five strategic vendors for the financing of computer equipment. The Company pays approximately $9,004 per month under these leases, the last of which expires in March 2008.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

Total minimum lease payments under the above leases are as follows:

	Capital	Operating	Total
	Leases	Leases
2006	$25,221	$88,650	$113,871
2007	98,239	328,082	426,321
2008	31,693	366,727	398,420
2009	-	375,819	375,819
2010	-	350,057	350,057
Thereafter	-	-	-
	$155,153	$1,509,335	$1,664,488
Less: Amount representing interest	$9,336
Present value of minimum lease payments	145,817
Less: Current portion	86,854
	$58,963

(d)  Consulting agreements:

On March 24, 2004, the Company entered into an agreement with its Chief Technology Evangelist. As part of this service agreement, the Chief Technology Evangelist is also responsible for assisting in the closing of certain financings. The term of the service agreement began on April 1, 2004 and was for a term of ninety (90) days, with automatic monthly renewals. As of September 30, 2006, the Company had issued 1,000,000 shares as per terms of the agreement in addition to paying $130,000 in cash.

On February 13, 2006, the Company entered into an investor relations consulting agreement with the Equity Performance Group. Under the terms of agreement, Equity Performance agreed to render services related to investor relations and communications. The agreement was for a 90-day period and terminated on May 1, 2006. The Company paid the consultants $10,000 per month and issued warrants to purchase 120,000 shares of the Company’s common stock.

On February 13, 2006, the Company signed a letter of engagement with Trilogy Capital Partners, Inc. According to the terms of the agreement, Trilogy agreed to structure and implement a marketing program designed to create extensive financial market and investor’s awareness for the Company. The agreement was for a twelve-month period and the Company agreed to pay $12,500 per month to Trilogy and issue warrants to purchase 2,900,000 shares of the Company’s common stock.

In April 2006, the Company entered into a one-year consulting agreement with Ibis Consulting Group for the purpose of providing investor relations services. Pursuant to the contract, the Company agreed to pay Ibis $3,500 per month upon commencement of the contract and issue a total of 160,000 shares of common stock based on the following schedule: 80,000 shares to be issued on October 1, 2006 and the balance of the 80,000 shares to be issued on April 1, 2007.

Note 10. Subsequent events - Restated

On October 3, 2006 the Company cancelled its investor relations consulting agreement with Trilogy Capital Partners, Inc. and signed a contract with Corporate Communications Network, Inc. to provide similar services. As part of the cancellation agreement Trilogy is required to transfer 1,535,000 warrants, which are exercisable at $0.50 per share, to Corporate Communications Network, Inc.

FOLDERA, INC
(A Development Stage Company)

Notes to Consolidated Financial Statements - Restated
(Unaudited)

On October 19, 2006, the Company sold a total of 4,166,667 shares of its common stock in its fourth private placement offering at $1.08 per share for which HPC Capital Management acted as placement agent. The cash proceeds for the issuance of shares, net of offering cost of $612,500 amounted to $3,887,500 in this private placement round. Following the closing of its fourth private placement offering in October 2006, the company will issue the following warrants to purchase shares of its common stock at the price listed below:

Issued to	Description	Number of warrants	Exercise Price
Investors	Series A warrants	2,083,333	$1.75 per share
Investors	Series B warrants	3,703,704	$1.25 per share
Investors	Series C warrants	1,851,852	$2.00 per share
HPC	Agent warrants	416,667	$1.08 per share
Brookstreet Securities	Agent warrants	208,334	$1.08 per share

The proceeds from the issuance of the 4,166,667 shares will be recorded net of the fair value of the warrants and the placement agent’s commission and expenses.

To fulfill a commitment made by the Company to the investors in the Company's August 2006 private placement, and in consideration for the waiver by those investors of certain of their registration rights, the Company issued to those investors an aggregate of 2,121,077 additional shares of common stock and warrants to purchase an additional 1,378,960 shares of common stock at an exercise price of $1.75 per share.

The Company accounted for the issuance of additional shares at par value as it was part of the third private placement and represents the adjustment in price to honor price protection commitment as mentioned above.

We have accounted for the issuance of additional warrants in consideration of waiver of registration rights as an expense and a credit to warrant liability in accordance with EITF 00-19.

Note 11.  Restatement

On January 2, 2007 the Company received comments from the SEC and subsequently determined to restate its previously filed financial statements for the nine-month period ended September 30, 2006 and 2005, due to the following reasons.
1.	The Company excluded deemed dividend of $625,000 from the Statements of Cash Flows as it was a non-cash item.
2.	The Company expensed the following:
•	$175,000 paid as part of reverse merger and
•	$381,123 paid for investor relations
3.	The Company recorded shares issued to the shareholders of the shell company at the carrying value of net assets acquired.
4.	The Company also reclassified shares to be issued in the balance sheet.

The effect of the restatements is as follows:

BALANCE SHEET:	REPORTED	RESTATED
CURRENT LIABILITIES
Shares to be issued	$3,798,227	$0
TOTAL CURRENT LIABILITIES	$4,677,248	$879,021

STOCKHOLERS’ EQUITY:
Prepaid investor relations expense	$(381,123)	$0
Shares to be issued	$0	$3,798,227
Additional paid in capital	$17,763,460	$17,937,350
Deficit accumulated during development
Stage	$16,411,220	$16,966,233
TOTAL STOCKHOLDERS’ EQUITY	$903,649	$4,701,876

STATEMENTS OF OPERATION:	REPORTED	RESTATED
OPERATING EXPENSES
General and Administrative
Three-month period ended Sep. 30, 2006	$1,922,944	$2,304,067
Nine-month period ended Sep. 30, 2006	$7,657,917	$8,167,930
Nine-month period ended Sep. 30, 2005	$1,975,573	$1,997,533
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$16,411,422	$16,405,457

OPERATING LOSS:
Three-month period ended Sep. 30, 2006	$(1,922,944)	$(2,304,067)
Nine-month period ended Sep. 30, 2006	$(7,657,917)	$(8,167,930)
Nine-month period ended Sep. 30, 2005	$(1,975,573)	$(1,997,533)
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(16,411,422)	$(16,405,457)

OTHER INCOME/EXPENSE:
Loss on settlement of debt
Nine-month period ended Sep. 30, 2005	$(21,960)	$0
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(64,022)	$0

Total other income (expense)
Nine-month period ended Sep. 30, 2005	$(25,291)	$(3,331)
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(202)	$(64,224)

NET LOSS
Three-month period ended Sep. 30, 2006	$(1,895,085)	$(2,276,208)
Nine-month period ended Sep. 30, 2006	$(7,594,441)	$(8,104,454)
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(16,411,220)	$(16,341,233)

STATEMENTS OF CASH FLOWS:	REPORTED	RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss
Nine-month period ended Sep. 30, 2006	$(7,594,441)	$(8,104,454)
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(16,411,220)	$(16,341,232)

Adjustments to reconcile net loss to net cash used in
operating activities:

Issuance of stock options for compensation
Nine-month period ended Sep. 30, 2005	$(421,031)	$0
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(2,796,424)	$(2,375,393)

Issuance of shares for services
Nine-month period ended Sep. 30, 2005	$(327,200)	$(748,231)
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(3,229,108)	$(3,650,139)

Shares issued for acquisition of software
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$625,000	$0

Changes in assets and liabilities:
Accounts payable, accrued expenses and other liabilities
Nine-month period ended Sep. 30, 2006	$59,560	$14,560

Total adjustments
Nine-month period ended Sep. 30, 2006	$2,632,964	$2,587,964
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$7,806,507	$7,181,506

NET CASH USED IN OPERATING ACTIVITIES
Nine-month period ended Sep. 30, 2006	$(4,961,477)	$(5,516,490)
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(8,604,713)	$(9,159,726)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment to shareholders of legal acquiree
Nine-month period ended Sep. 30, 2006	$(175,000)	$0
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(175,000)	$0

Prepaid investor relations expense
Nine-month period ended Sep. 30, 2006	$(381,123)	$0
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$(381,123)	$0

Cash received as part of reverse merger
Nine-month period ended Sep. 30, 2006	$0	$(1,110)
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$0	$(1,110)

NET CASH PROVIDED BY FINANCING ACTIVITIES
Nine-month period ended Sep. 30, 2006	$5,127,180	$5,682,193
Cumulative from Dec. 3, 2001 to Sep. 30, 2006	$14,165,202	$14,720,215

FOLDERA, INC.

Common Stock

Prospectus

___________, 2007

Until __________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution.

Registration Fees	$3,168
Federal Taxes	--
State Taxes	--
Legal Fees and Expenses	45,000
Printing and Engraving Expenses	8,000
Blue Sky Fees	10,000
Accounting Fees and Expenses	7,000
Miscellaneous	5,000
Total	$78,168

Item 26. Recent Sales of Unregistered Securities.

October 2006 Private Placement. On October 19, 2006, we completed the closing of a private placement to institutional accredited investors of approximately 4,166,667 shares of our common stock, at a purchase price of $1.08 per share, for gross proceeds of $4,500,000. As part of the private placement, the investors were issued five-year warrants to purchase up to an aggregate of 2,083,333 shares of our common stock, at an initial exercise price of $1.75. One of the investors was also issued a six-month warrant to purchase up to 3,703,704 shares or our common stock, at an initial exercise price of $1.25, and a five-year warrant to purchase up to 1,851,852 shares of our common stock, at an initial exercise price of $2.00.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

We have agreed, pursuant to the terms of a registration rights agreement with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the initial closing date; (ii) use our commercially reasonable efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 90 days after the closing date; and (iiii) keep the shelf registration statement effective until all registrable securities may be sold under Rule 144(k) under the Securities Act. If we are unable to comply with any of the above covenants, we will be required to pay liquidated damages to the investors in the amount of 2% of the investors’ purchase price per month (up to a maximum of 10% of the purchase price).

The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the shares was undertaken without general solicitation or advertising. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was an “accredited investor”, as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. The consideration and other terms in the Purchase Agreement were determined as a result of arm’s-length negotiations between us and the purchasers.

August 2006 Private Placement. On August 16, 2006, August 25, 2006 and August 29, 2006 we completed three closings of a private placement to accredited investors of approximately 1,957,917 shares of our common stock, at a purchase price of $2.25 per share, for gross proceeds of $4,405,314.25. As part of the private placement, the investors were issued three-year warrants to purchase up to an aggregate of 978,959 shares of our common stock, at an initial exercise price of $2.25.

To fulfill a commitment we made to the investors in our August 2006 private placement, and in consideration for the waiver by those investors of certain of their registration rights, we issued to those investors an aggregate of 2,121,077 additional shares of common stock and warrants to purchase an additional 1,378,960 shares of common stock at an exercise price of $1.75 per share. Also, the exercise price for the warrants to purchase 978,959 shares of our common stock was reset from $2.25 to $1.75 per share.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

We have agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the initial closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the final closing date, (iii) use our best efforts to respond to any SEC comments or questions regarding the shelf registration statement on or prior to the date which is 20 business days from the date such comments or questions are received, but in any event not later than 30 business days from the date such comments or questions are received; and (iv) keep the shelf registration statement effective for 12 months following the effective date of the shelf registration statement. If we are unable to comply with any of the above covenants, we will be required to issue the investors additional shares of our common stock in an amount of 1.0% of the number of shares sold to the investors for the first 30-day period in which we fail to comply with any of the above covenants, with additional shares being issued at a rate of 1.0% of the number of shares sold for each week in which we fail to comply. In no event, however, will such additional shares exceed 10.0% of the number of shares issued to the investors.

The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the shares was undertaken without general solicitation or advertising. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was an “accredited investor”, as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. The consideration and other terms in the Purchase Agreement were determined as a result of arm’s-length negotiations between us and the purchasers.

February 2006 Merger. In connection with the merger, we issued an aggregate of 91,317,720 shares of our common stock to the former holders of Taskport common stock and other securities having the right to purchase an additional 3,967,391 shares of its common stock. The common stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Pre-Merger Sale. In December 2003, Expert Systems, Inc. sold 625,000 shares split-adjusted of common stock to Corporate Communications Network for $10,000 cash. In May 2004, Expert Systems, Inc. sold 312,500 split-adjusted shares of common stock to Lynn-Cole Capital for $5,000 cash. The common stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 27. Exhibits.

The following is a list of Exhibits filed as part of this registration statement:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated February 6, 2006, by and among Expert Systems, Inc., EXSI Acquisition Corp and Taskport, Inc. (2)
3.1	Certificate of Incorporation of Expert Systems, Inc. as filed with the Nevada Secretary of State on April 16, 2002. (1)
3.2	Certificate of Amendment to the Certificate of Incorporation of Expert Systems, Inc. changing its name to Foldera, Inc. filed with the Nevada Secretary of State on February 13, 2006. (2)
3.3	Certificate of Amendment to the Certificate of Incorporation of Foldera, Inc. filed with the Nevada Secretary of State. (5)
3.4	Bylaws. (1)
3.5	Amendment to Bylaws. (6)
4.1	Registration Rights Agreement, dated August 15, 2005. (2)
4.2	Form of Warrant Agreement with Brookstreet Securities Corporation. (2)
4.5	Trilogy Capital Warrant Agreement, dated February 13, 2006. (3)
4.6	Form of Equity Performance Group Warrant, dated February 13, 2006. (4)
4.7	Form of Warrant issued to St. George and Carnagie, dated May 31, 2005. (4)
4.8	Day and Campbell Warrant dated June 2005. (4)
4.9	Form of Warrant. (7)
5.1	Opinion of Greenberg Traurig, LLP.*
10.1	Form of Subscription Agreement. (7)
10.2	Form of Indemnification Agreement, dated as of April 1, 2006. (4)
10.3	2005 Stock Option Plan. (6)
10.4	Dash Consulting Agreement, dated March 24, 2004 (4)
10.5	CFO911 Agreement, dated March 7, 2005. (4)
21	List of subsidiaries. (4)
23.1	Consent of Kabani & Company.*
23.2	Consent of Greenberg Traurig, LLP (See Exhibit 5.1).
24.1	Power of attorney (included on the signature page hereto).
______________________
*Filed herewith.

(1)	Incorporated by reference to registrant’s (predecessor) filing on Form SB-2 Registration Statement filed on September 2, 2004.
(2)	Incorporated by reference to registrant’s Form 8-K filed on February 13, 2006.
(3)	Incorporated by reference to registrant’s Form 8-K filed on March 7, 2006.
(4)	Incorporated by reference to registrant’s Form 8-K/A filed on April 10, 2006.
(5)	Incorporated by reference to registrant’s Form 8-K filed on May 16, 2006.
(6)	Incorporated by reference to registrant’s Post-Effective Amendment No. 1 to Form SB-2 filed on May 10, 2006.
(7)	Incorporated by reference to registrant’s From 8-K filed on August 22, 2006.

Item 28. Undertakings.

(a) The undersigned small business issuer hereby undertakes to:

(1) File, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(c) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(d) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Huntington Beach, State of California, on January 23, 2007.

FOLDERA, INC.
By:	/s/ Richard Lusk
Richard Lusk
President and Chief Executive Officer
(principal executive officer)

By:	/s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Foldera, Inc., hereby severally constitute and appoint Richard Lusk and Reid Dabney, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Richard Lusk	President, Chief Executive Officer and	January 23, 2007
Richard Lusk	Director
/s/ Suyen Castellon*	Secretary and Director	January 23, 2007
Suyen Castellon
/s/ Reid Dabney	Senior Vice President and Chief Financial	January 23, 2007
Reid Dabney	Officer (principal financial and accounting officer)
/s/ J. Michael Arrington*	Director	January 23, 2007
J. Michael Arrington
/s/ Simon J. Aspinall	Director	January 23, 2007
Simon J. Aspinall
/s/ Danilo Cacciamatta	Director	January 23, 2007
Danilo Cacciamatta

*By:	/s/ Reid Dabney
Reid Dabney, Attorney-in-Fact